UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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TRILOGY METALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Notice of
Annual Meeting
of Shareholders

&

Management

Information Circular

MEETING TO BE HELD May 13, 2026

Trilogy Metals Inc.

Suite 901, 510 Burrard Street
Vancouver, British Columbia
Canada V6C 3A8

Tel: 604-638-8088

Fax: 604-638-0644

Website: www.trilogymetals.com

TRILOGY METALS INC.

Suite 901, 510 Burrard Street
Vancouver, British Columbia V6C 3A8

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Trilogy Metals Inc. (the “Company”, “Trilogy”, or “Trilogy Metals”) will be held at the offices of the Company, Suite 901, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, on May 13, 2026 at 10:00 a.m. (Vancouver time), for the following purposes:

1.	to receive the Annual Report of the directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2025, together with the Report of the Auditors thereon;

2.	to elect the Directors of the Company for the forthcoming year;

3.	to appoint the Auditors of the Company for the forthcoming year and to authorize the Directors to fix the Auditors’ remuneration;

4.	to consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s Named Executive Officers; and

5.	to transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.

Only Shareholders of record at the close of business on March 20, 2026 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the Meeting. All proxies completed by registered Shareholders must be returned to the Company:

(a)	by delivering the proxy to the Company’s transfer agent, Computershare Investor Services Inc. at its office at 320 Bay Street, 14th Floor, Toronto, Ontario, M5H 4A6, for receipt no later than May 11, 2026, at 10:00 a.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare Investor Services Inc., Attention: Proxy Tabulation at 416- 263-9524 or 1-866-249-7775 not later than May 11, 2026, at 10:00 a.m. (Vancouver time);

(c)	by telephone by calling 1-866-732-8683 toll-free in North America or (312) 588-4290 outside of North America, and following the instructions, no later than May 11, 2026, at 10:00 a.m. (Vancouver time); or

(d)	by internet, as instructed in the enclosed form of proxy, not later than May 11, 2026, at 10:00 a.m. (Vancouver time).

Non-registered Shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered Shareholders can be found on page 2 of the attached Circular.

The Company will use Notice-and-Access procedures adopted by the Canadian Securities Administrators to deliver this Notice and the Circular. Shareholders will receive a Proxy or VIF and the Notice-and-Access notification with instructions on how to access the Circular electronically. The Circular will be available on the Company’s website (www.trilogymetals.com), under the Company’s profile on SEDAR+ (www.sedarplus.ca) and in the United States, on EDGAR (www.sec.gov). The Meeting Materials will remain on the Company’s website for one full year. Shareholders who wish to receive more information about Notice-and-Access or to receive paper copies of the Circular or other proxy-related materials may contact the Company’s Corporate Secretary by email at info@trilogymetals.com.

DATED at Vancouver, British Columbia, this 27th day of March, 2026.

BY ORDER OF THE BOARD OF DIRECTORS

“Tony Giardini”
Tony Giardini
President and Chief Executive Officer

TRILOGY METALS INC.
MANAGEMENT INFORMATION CIRCULAR

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Trilogy Metals Inc. Management Information Circular 2026

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR (“CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF TRILOGY METALS INC. for use at the Annual Meeting of Shareholders of Trilogy Metals Inc. (the “Company”, “Trilogy”, or “Trilogy Metals”) to be held at the offices of the Company, Suite 901, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, at 10:00 a.m. (Vancouver time) on May 13, 2026 (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Company anticipates this Circular, proxy materials and form of proxy will be first made available to Shareholders of the Company on or about March 27, 2026.

Solicitation of proxies from registered Shareholders will primarily be by mail or courier pursuant to Notice-and-Access (as defined below), supplemented by telephone or other personal contact by employees or agents of the Company, and all costs thereof will be paid by the Company. The Company estimates such fees and costs to be nominal.

There are two kinds of non-registered, or beneficial, Shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners).

Non-registered Shareholders who have not objected to their intermediary disclosing certain information about them to the Company are referred to as “NOBOs”, whereas non-registered Shareholders who have objected to their intermediary disclosing ownership information about them to the Company are referred to as “OBOs”. In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has elected to send the Notice of Meeting, the Circular and the related form of proxy or voting instruction form indirectly to the NOBOs and to the OBOs through their intermediaries. Unless required pursuant to U.S. proxy rules, the Company does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the proxy related materials and Form 54-101F7 – Request for Voting Instructions made by Intermediary, and in the case of an OBO, the OBO will not receive these materials unless the OBOs intermediary assumes the cost of delivery.

General

Unless otherwise specified, the information in this Circular is current as of March 1, 2026. Unless otherwise indicated, all references to “$” or “US$” in this Circular refer to United States dollars. References to “C$” in this Circular refer to Canadian dollars.

Copies of this Circular and proxy-related materials, as well as the Company’s financial statements to be received at the Meeting and related MD&A and other information comprising the Company’s annual report, are available on the Company’s website at www.trilogymetals.com and under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

Record Date and Quorum

The Board of Directors of the Company (the “Board”) has fixed the record date for the Meeting as the close of business on March 20, 2026 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date, such person may establish a right to vote by delivering evidence of ownership of their common shares of the Company (the “Common Shares”) satisfactory to the Board and a request for his or her name to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at 1133 Melville, Suite 3500, The Stack, Vancouver, BC, V6E 4E5, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date (the “Shareholders”) will be entitled to vote at the Meeting. No cumulative rights are authorized and dissenter’s rights are not applicable to any matters being voted upon. Such registered Shareholders will be entitled to one vote per Common Share. At the close of business on March 20, 2026, 172,545,639 Common Shares were outstanding and entitled to vote.

Trilogy Metals Inc. Management Information Circular 2026

Two or more persons who are, or who represent by proxy, holders of at least 5% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.

Voting of Common Shares

Registered Shareholders

Registered Shareholders have two methods by which they can vote their shares at the Meeting, namely in person or by proxy. To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the Meeting.

Shareholders who do not wish to attend the Meeting or do not wish to vote in person, can vote by proxy. A registered Shareholder must return the completed proxy to the Company:

(a)	by delivering the proxy to the Toronto office of the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”) at its office at 320 Bay Street, 14th Floor, Toronto, Ontario, Canada M5H 4A6, for receipt not later than May 11, 2026 at 10:00 a.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare, Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 11, 2026 at 10:00 a.m. (Vancouver time);

(c)	by telephone by calling 1-866-732-8683 toll-free in North America or (312) 588-4290 outside of North America, and following the instructions, no later than May 11, 2026 at 10:00 a.m. (Vancouver time); or

(d)	by internet, as instructed in the enclosed form of proxy, not later than May 11, 2026 at 10:00 a.m. (Vancouver time).

The persons named in the enclosed form of proxy are an officer of the Company or counsel to the Company. Each Shareholder has the right to appoint a person or a company (who need not be a Shareholder) to attend and act for him/her and on his/her behalf at the Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.

Non-registered Shareholders

The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e., non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada and the United States, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms) or Cede & Co. (operated by the Depository Trust Company), respectively. Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder except in limited cases for certain “routine” matters. An example of a “routine” matter includes the appointment of the Auditors (as defined below), which is considered the only “routine” matter to be voted upon at the Meeting. Otherwise, without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for their clients, which is generally referred to as a “broker non-vote”. Therefore, non- registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person if such Shareholders want their votes to count on all matters to be decided at the Meeting.

Trilogy Metals Inc. Management Information Circular 2026

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically uses its own form of proxy, mails those forms to the non-registered Shareholders and asks non-registered Shareholders to either return the proxy forms to Broadridge or alternatively provide voting instructions by using the Broadridge automated telephone system. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A non-registered Shareholder receiving a proxy from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of the Meeting in accordance with Broadridge’s instructions in order to have the shares voted.

Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as a proxyholder for the registered Shareholder and vote the Common Shares in that capacity. Non- registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as a proxyholder for the registered Shareholder should enter their own names in the blank space on the form of proxy provided to them by their broker (or agent) and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Notice-and-Access

The Company will deliver this Notice of Meeting and Circular, a Proxy and related documents (collectively, the “Meeting Materials”) to Shareholders by posting the Meeting Materials on its website at www.trilogymetals.com. The Meeting Materials will also be available under the Company’s profile on SEDAR+ (www.sedarplus.ca) and in the United States, on EDGAR (www.sec.gov) on March 27, 2026. The Meeting Materials will remain on the Company’s website for one full year.

The Company will continue to mail paper copies of this Circular and other proxy-related materials to those registered and non-registered Shareholders who previously elected to receive paper copies of such materials. All other Shareholders will receive a notice package (the “Notice Package”) which will contain information on how to obtain electronic and paper copies of this Circular and other proxy-related materials in advance of the Meeting as well as how to vote.

The Company has sent a Notice Package containing a Notice-and-Access notification and an accompanying Proxy, in the case of registered Shareholders, or VIF, in the case of non-registered Shareholders, as applicable, to its registered Shareholders and indirectly to non-registered Shareholders. The Company will not use procedures known as “stratification” in relation to the use of Notice-and-Access, meaning that both registered and non-registered Shareholders will be mailed a Notice Package. The Company does not intend to pay for intermediaries such as stockbrokers, securities dealers, banks, trust companies, trustees and their agents and nominees to forward the Notice Package to OBOs. Accordingly, OBOs will not receive the Notice Package unless their respective intermediaries assume the cost of forwarding such documents to them.

Shareholders who wish to receive more information about Notice-and-Access or to receive paper copies of the Circular or other proxy-related materials contact the Company’s Corporate Secretary by email at info@trilogymetals.com. Requested materials will be sent to the requesting Shareholders at no cost to them within three business days of their request, if such requests are made before the Meeting or any postponement or adjournment thereof.

Trilogy Metals Inc. Management Information Circular 2026

Exercise of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the enclosed proxy will confer discretionary authority and will be voted in favour of all matters referred to on the form of proxy.

The proxy also confers discretionary authority to vote for, withhold or abstain from voting, or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote in accordance with the recommendations of management of the Company.

Proxies must be received by the Toronto office of Computershare, located at 320 Bay Street, 14th Floor, Toronto, Ontario, Canada M5H 4A6 not later than May 11, 2026 at 10:00 a.m. (Vancouver time).

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it by instrument in writing, executed by the Shareholder or by his attorney authorized in writing, or if the Shareholder is a Company, under its corporate seal, and deposited either with the Company’s transfer agent, Computershare at its Vancouver office at 510 Burrard Street, 2nd Floor, Vancouver, BC, V6C 3B9 or with the Company’s legal counsel, Blake, Cassels & Graydon LLP, at 1133 Melville, Suite 3500, The Stack, Vancouver, BC, V6E 4E5, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof or with the chairman of such Meeting on the date of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. A Shareholder attending the Meeting has the right to vote in person and if he does so, his proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting.

Voting Standards

Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote. Abstentions and broker non-votes will not be counted either in favour of or against any proposal or either for or withheld in the election of directors, and, therefore, will have no effect on the outcomes of any proposal or election of directors.

Broker non-votes occur with respect to shares where the broker does not receive voting instructions from its clients and the broker does not have the authority to vote those shares. The rules of the New York Stock Exchange applicable to brokers determine whether a broker has authority to vote on a proposal if the broker does not receive voting instructions from its client. The broker may vote on proposals that are determined to be “routine” under these rules and may not vote on proposals that are determined to be “non-routine” under these rules. If a proposal is determined to be routine, a broker who has received no voting instructions from its client with respect to that proposal has discretion to vote the client’s uninstructed shares on that proposal. If a proposal is determined to be non-routine, a broker who has received no voting instructions from its client with respect to that proposal does not have discretion to vote the client’s uninstructed shares on that proposal.

Trilogy Metals Inc. Management Information Circular 2026

The following chart describes the proposals to be considered at the Meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

Matter	Voting Options	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of Directors	For; Withhold	Plurality of votes - nominees receiving the seven highest number of votes at the Meeting will be elected	No effect
Appointment of Auditors	For; Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect. (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)
Non-Binding Advisory Vote on Executive Compensation	For; Against; Abstain	Simple majority of votes cast	No effect. Abstentions and broker non-votes will not be counted in favour or against the proposal and will therefore have no effect.

See the “Election of Directors” section of this Circular for a description of the Company’s Majority Voting Policy. In an uncontested election, if the number of votes “withheld” for any nominee exceeds the number of votes “for” the nominee, then the policy requires that the nominee shall tender his or her written resignation to the Chair of the Board.

Trilogy Metals Inc. Management Information Circular 2026

MATTERS TO BE ACTED UPON AT MEETING

Election of Directors

According to the Articles of the Company, the Board shall consist of not less than three and no more than such number of directors to be determined by resolution of the Shareholders. The number of directors is currently determined at seven. At the Meeting, Shareholders will be asked to elect seven directors to the Board.

The proposed nominees in the list that follows are, in the opinion of management, well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as directors, if elected. The term of office of each director elected will be until the next annual meeting of the Shareholders of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated, in accordance with the Articles of the Company and the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).

The Board adopted a Majority Voting Policy on March 28, 2013, as amended March 14, 2017, stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholder’s meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the Chair of the Board. The Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”) will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering all factors deemed relevant. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholder’s meeting and announce its decision by press release. Absent exceptional circumstances, the Board will be expected to accept the resignation which will be effective on such date. The policy does not apply in circumstances involving contested director elections. See the “Statement of Corporate Governance Policies – Majority Voting Policy” section of this Circular for additional information.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted FOR the election of the nominees whose names are set forth below. If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute. Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxyholders named in the accompanying form of proxy reserve the right to vote for such other nominee in their discretion unless the Shareholder has specified otherwise in the form of proxy.

Name, Province or State and Country of Residence	Independence	Principal Occupation	Director Since
Tony Giardini Rome, Italy	Non-Independent	President and Chief Executive Officer of the Company	January 2012
James Gowans(2)(3) British Columbia, Canada	Independent	Independent director of various companies	May 2019
William Hayden(2)(3) New South Wales, Australia	Independent	Self-employed Geologist	June 2015
William Iggiagruk Hensley(2)(4) Alaska, USA	Independent	Retired	December 2017
Gregory Lang(1)(3) Texas, USA	Independent	President and Chief Executive Officer of NOVAGOLD Resources Inc.	January 2012
Janice Stairs(1)(4) Nova Scotia, Canada	Independent	Independent director of various companies	April 2011
Diana Walters(1)(4) Texas, USA	Independent	Manager and Founder of Amichel LLC	May 2016

(1)	Member of the Audit Committee (as defined herein).

(2)	Member of the Compensation Committee (as defined herein).

(3)	Member of the EHST Committee (as defined herein).

(4)	Member of the Corporate Governance and Nominating Committee.

Trilogy Metals Inc. Management Information Circular 2026

The term of office for each director expires as at the date of each annual general meeting unless such director is re- elected at that annual general meeting.

See the “Information Concerning the Board of Directors and Executive Officers” section of this Circular for further information regarding the above directors.

See the “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” section of this Circular for details on share ownership and the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed director.

Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants (“PwC” or the “Auditors”), located at 250 Howe Street, 14th Floor, Vancouver, British Columbia, Canada. PwC were first appointed auditors of the Company on March 28, 2012 by the shareholders of NOVAGOLD Resources Inc. (“NOVAGOLD”) prior to the spin out of Trilogy in April 2012. The Shareholders will be asked at the Meeting to vote for the appointment of PwC as auditors of the Company until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the Directors upon the recommendation of the Audit Committee of the Board (the “Audit Committee”). To the Company’s knowledge, a representative from PwC will not be present at the Meeting to take questions, although PwC will be permitted to make a statement if it so desires.

In the absence of a contrary instruction, it is intended that all proxies received will be voted FOR the appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of the Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors upon the recommendation of the Audit Committee.

A table setting forth PwC’s fees related to the fiscal years ended November 30, 2025, and 2024 is set forth below.

	Year Ended November 30
	2025 $	2024 $
Audit Fees (1)	257,846	159,636
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	257,846	159,636

(1)	“Audit Fees” are the aggregate fees billable by the Auditors for the audit of the Company’s consolidated annual financial statements for the fiscal year ended November 30, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees charged by the Auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.

(3)	“Tax Fees” are fees billed by the Auditors for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” are fees charged by the Auditors for services not described above.

Trilogy Metals Inc. Management Information Circular 2026

Pre-Approval Policies and Procedures

All services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee reviewed and discussed with management and the Company’s independent auditors the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended November 30, 2025. In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the U.S. Securities and Exchange Commission (the “SEC”). The Audit Committee has also received the written disclosures and the letter from the Company’s independent auditors required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the Company’s independent auditors that audit firm’s independence from the Company and its management. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for the year ended November 30, 2025, for filing with the SEC, which Annual Report is available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.

Audit Committee of the Board
Diana Walters, Chair
Gregory Lang
Janice Stairs

Non-Binding Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, gives our Shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s named executive officers (“Named Executive Officers” or “NEOs”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Circular.

Our executive compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly. In order to align executive pay with both the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company’s performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Circular, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy.

Trilogy Metals Inc. Management Information Circular 2026

We are asking our Shareholders to indicate their support for our NEO compensation as described in this Circular by voting FOR the following resolution:

“BE IT RESOLVED THAT as an ordinary resolution, that the compensation paid to the named executive officers, as disclosed in the Company’s 2026 Circular pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board or the Compensation Committee of the Board (the “Compensation Committee”). Our Board and Compensation Committee value the opinions of all of our Shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs. It is currently expected that Shareholders will be given an opportunity to cast an advisory vote on this topic annually.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted FOR the approval of the non-binding resolution approving the compensation paid to the NEOs as disclosed in this Circular.

INFORMATION CONCERNING THE BOARD OF DIRECTORS,
DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual meeting of the Shareholders of the Company or at such time as his or her successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the director’s written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date his or her resignation becomes effective, the date his or her successor is appointed or he or she ceases to be qualified for that office, or the date he or she is terminated by the Board. The names, locations of residence, ages of, and offices held by, the directors and executive officers have been furnished by each of them and is current as of March 1, 2026. Unless otherwise indicated, the address of each director and executive officer in the table set forth below is the principal executive office of Trilogy Metals Inc. located at Suite 901, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8 Canada.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age
Tony Giardini(1) Rome, Italy	Director, President and Chief Executive Officer of the Company	January 26, 2012	66
James Gowans(3)(5) British Columbia, Canada	Director	May 22, 2019	74
William Hayden(3)(5) New South Wales, Australia	Director	June 19, 2015	74
William Hensley(3)(4) Alaska, USA	Director	December 22, 2017	84
Gregory Lang (2)(5) Texas, USA	Director	January 26, 2012	71
Janice Stairs(2)(4)(6) Nova Scotia, Canada	Chair	April 27, 2011	66
Diana Walters(2)(4) Texas, USA	Director	May 18, 2016	62
Elaine Sanders British Columbia, Canada	Vice President, Chief Financial Officer and Corporate Secretary of the Company	April 29, 2011(7)	56

(1)	Mr. Giardini was appointed President and Chief Executive Officer on June 1, 2020.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Corporate Governance and Nominating Committee.

(5)	Member of the EHST Committee.

(6)	Ms. Stairs was appointed Chair of the Board on May 23, 2019.

(7)	Ms. Sanders was appointed Corporate Secretary on April 29, 2011 and Vice President and CFO on January 30, 2012.

Trilogy Metals Inc. Management Information Circular 2026

Tony Giardini, CPA, CA

Tony Giardini is currently the President and Chief Executive Officer of the Company, a position he has held since June 2020. Mr. Giardini was President of Ivanhoe Mines Ltd. from May 2019 to March 2020 and was Executive Vice President and Chief Financial Officer of Kinross Gold Corporation from December 2012 to April 2019. He was Chief Financial Officer of Ivanhoe Mines Ltd. from May 2006 to April 2012. Prior to joining Ivanhoe Mines Ltd., Mr. Giardini spent more than 10 years with Placer Dome Inc. as Vice President and Treasurer. Mr. Giardini is a Chartered Professional Accountant and a Certified Public Accountant and spent 12 years with accounting firm KPMG prior to joining Placer Dome Inc.

Principal Occupation During Past Five Years: President of Ivanhoe Mines Ltd. (May 2019 – March 2020).

The Board has determined that Mr. Giardini should serve as a director due to his experience in finance, financial reporting and operations as a chief financial officer of a major mining company.

Areas of experience include: finance, investment banking, governance, mining industry, treasury and audit.

Directorships Held During Past Five Years

Current: Alamos Gold Inc.

Non-current: Torex Gold Resources Inc.

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	DSUs #	Meets Share Ownership Requirement(1)
Board	10/10	8,875,393	3,785,000	236,668	202,324	Yes

(1)	The Company has implemented a Share Ownership Policy (as defined below) for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

James (Jim) Gowans

James Gowans is an independent director of various companies. He was previously the Interim President and Chief Executive Officer of the Company from September 2019 to June 2020. He was previously the President, Chief Executive Officer and a Director of Arizona Mining Inc. from January 2016 until it was acquired by South32 Limited in August 2018. He was senior advisor to the Chair of the Board of Barrick Gold Corporation from August to December 2015, Co-President from July 2014 to August 2015 and Executive Vice-President and COO from January to July 2014. He served as Managing Director of the Debswana Diamond Company in Botswana from 2011 to 2014. He has extensive experience as a senior executive in the mining industry, including holding executive positions at DeBeers SA, DeBeers Canada Inc., and PT Inco in Indonesia, and with Placer Dome Ltd. Mr. Gowans is the past Chair of the Mining Association of Canada.

Mr. Gowans also has experience in Alaska, having worked for Cominco Limited where he oversaw the completion of a feasibility study and the subsequent design and construction of the Red Dog Mine. Mr. Gowans then operated the Red Dog Mine for three years following its commissioning.

Mr. Gowans received a Bachelor of Applied Science degree in Mineral Engineering from the University of British Columbia and attended the Banff School of Advanced Management. He has extensive mining knowledge and perspective on the importance of corporate social responsibility and brings human resources experience as a former Vice President, Human Resources at Placer Dome.

Principal Occupation During Past Five Years: Independent director of various companies (August 2018 – present).

The Board has determined that Mr. Gowans should serve as a director due to his experience as a director and senior officer for various mining companies, his experience in mine operations and project development and his Alaskan-based project experience.

Areas of experience include: senior officer and board experience, mining industry, project and operations management, project design, Alaskan-based project experience, environment and safety.

Directorships Held During Past Five Years

Current: NexGold Mining Corp., NexMetals Corp. (formerly Premium Resources Ltd.), Teck Resources Limited

Non-current: Titan Mining Corp., Paycore Minerals Inc., New Gold Inc., Marathon Gold Corporation, Cameco Corp.

	Overall Attendance 89%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	DSUs #	Meets Share Ownership Requirement(1)
Board	9/10	134,046	505,000	100,000	563,842	Yes
Compensation	4/4
EHST	3/4

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

William (Bill) Hayden

William Hayden is a self-employed geologist with over 40 years of experience in the mineral exploration industry, much of which has been in Africa, South America and the Asia-Pacific region. Bill was the co-founder and President of Ivanhoe Nickel and Platinum Ltd. (now Ivanhoe Mines Ltd), a Canadian company which assembled extensive mineral holdings in South Africa and the Democratic Republic of Congo. Since 1983, Mr. Hayden has worked in a management capacity with several exploration and mining companies both in Australia and overseas. He was the President of Ivanhoe Philippines and GoviEx Uranium Inc., and a former director of Sunward Resources Ltd.

Principal Occupation During Past Five Years: Self-employed geologist (2011 – present).

The Board has determined that Mr. Hayden should serve as a director due to his knowledge of the mining industry and public capital markets.

Areas of experience include: senior officer, mining industry, international project, and public capital markets.

Directorships Held During Past Five Years

Current: Nevada King Gold Corp., New Found Gold Corp.

Non-current: Ivanhoe Mines Ltd., Palisades Goldcorp Ltd.

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	DSUs #	Meets Share Ownership Requirement(1)
Board	10/10	282,865	50,000	100,000	483,208	Yes
Compensation	4/4
EHST	4/4

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

William Iggiagruk Hensley

William Hensley was the Distinguished Visiting Professor in the Department of Business and Public Policy at the University of Alaska in Anchorage. He retired from Alyeska Pipeline Service Company where he served as Manager of Federal Government Relations in Washington, DC. Prior to his employment with Alyeska, Mr. Hensley was appointed Commissioner of Commerce and Economic Development, where he was responsible for Alaska’s involvement in tourism and seafood marketing, international trade, insurance, banking and securities as well as occupational licensing. He also served on the Oil and Gas Policy Council, the Board of Directors of the Alaska Permanent Fund Corporation, the Alaska Railroad and the Alaska Industrial Development Authority. Mr. Hensley was a founder of NANA Regional Corporation, served as a director for 20 years and concluded his career there as President. While at NANA, he directed its involvement in the oilfield services area, most specifically in the environmental services and drilling ventures. He was also active in the development of the world’s largest lead and zinc mine, Red Dog. He was a founder of Maniilaq, the regional non-profit representing the tribes in the Kotzebue region, and was involved in the formation of the Alaska Federation of Natives and served as executive director, President and Co-Chairman.

Principal Occupation During Past Five Years: Distinguished Visiting Professor in the Department of Business and Public Policy at the University of Alaska in Anchorage (2012 – 2022).

The Board has determined that Mr. Hensley should serve as a director due to his knowledge of public policy, strategy and leadership.

Areas of experience include: public policy, strategy and leadership, metals and mining, operations and development and accounting.

Directorships Held During Past Five Years

Current: Chair, Board of Trustees, First Alaskans Institute, Chair, Board of Trustees, Aqqaluk Trust

Non-current: None

	Overall Attendance 90%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	DSUs #	Meets Share Ownership Requirement(1)
Board	9/10	18,531	225,000	100,000	517,469	Yes
Compensation	4/4
Corporate Governance & Nominating	5/6

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

Gregory Lang

Gregory Lang is President and Chief Executive Officer of NOVAGOLD Resources Inc., a gold mining company. Mr. Lang has over 45 years of diverse experience in mine operations, project development and evaluations, including experience as President of Barrick Gold of North America, a wholly-owned subsidiary of Barrick Gold Corporation. Mr. Lang has held operating and project development positions over his 10-year tenure with Barrick Gold Corporation and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick Gold Corporation. He holds a Bachelor of Science in Mining Engineering from University of Missouri-Rolla and is a Graduate of the Stanford University Executive Program.

Principal Occupation During Past Five Years: President and Chief Executive Officer of NOVAGOLD Resources Inc. (January 2012 – present).

The Board has determined that Mr. Lang should serve as a director due to his knowledge of mine building and operations.

Areas of experience include: senior officer, mine engineering, construction, safety and operations.

Directorships Held During Past Five Years

Current: NOVAGOLD Resources Inc.

Non-current: None

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	DSUs #	Meets Share Ownership Requirement(1)
Board	10/10	100,000	275,000	100,000	614,032	Yes
EHST	4/4
Audit	6/6

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

Janice Stairs, LLB, MBA

Janice Stairs has over 40 years of experience working with companies involved in the resource sector including general counsel and other executive positions held with Namibia Critical Metals Inc., Endeavour Mining Corporation and Etruscan Resources Inc. Prior to 2004, Ms. Stairs was a partner with the law firm of McInnes Cooper (formerly Patterson Palmer) located in Halifax, Nova Scotia where she practiced law in private practice for 19 years specializing in corporate finance, securities and resource-related issues for private and public companies. Ms. Stairs graduated from Dalhousie Law School and holds a Masters of Business Administration degree from Queen’s University.

Principal Occupation During Past Five Years: Director of various public companies (2020 – present).

The Board has determined that Ms. Stairs should serve as a director due to her experience in securities compliance and public listing requirements and knowledge of legal and corporate governance.

Areas of experience include: legal aspects of corporate finance, securities and resource-related issues for private and public companies.

Directorships Held During Past Five Years

Current: None

Non-current: Marathon Gold Corporation, Gatos Silver, Inc.

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #	Meets Share Ownership Requirement(1)
Board	10/10	508,158	315,000	644,068	Yes
Audit	6/6
Corporate Governance & Nominating	6/6

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

Diana Walters

Diana Walters has more than 35 years of experience in the natural resources sector, as a private equity investor, investment banker, CFO, board member and in other roles within the sector. Ms. Walters is currently the Managing Partner of Amichel, LLC, an advisory firm she founded to provide financial and strategic advice to companies primarily involved in natural resources. She served as the President of Liberty Metals & Mining Holdings, LLC, and as a member of senior management of Liberty Mutual Asset Management from January 2010 to September 2014. She was a Managing Partner of Eland Capital, LLC, a natural resources advisory firm founded by her, from 2007 to 2010. Ms. Walters has extensive investment experience with both debt and equity through various leadership roles at Credit Suisse, HSBC and other firms. She also served previously as Chief Financial Officer of Tatham Offshore Inc., an independent oil and gas company with assets in the Gulf of Mexico. Ms. Walters graduated with Honors from the University of Texas at Austin with a B.A. in Plan II Liberal Arts and an M.A. in Energy and Mineral Resources.

Principal Occupation During Past Five Years: Manager Partner and Founder of Amichel LLC (2019 – present).

The Board has determined that Ms. Walters should serve as a director due to her knowledge and experience of corporate finance and the mining sector.

Areas of experience include: finance, accounting, mergers and acquisitions, compensation, corporate governance, ESG (as defined below) and the mining and energy industries.

Directorships Held During Past Five Years

Current: Platinum Group Metals Ltd., NuScale Power, LLC

Non-current: Alta Mesa Resources, Inc., Atmos Energy Corporation

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	DSUs #	Meets Share Ownership Requirement(1)
Board	10/10	51,302	275,000	100,000	555,079	Yes
Audit	6/6
Corporate Governance & Nominating	6/6

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Trilogy Metals Inc. Management Information Circular 2026

Elaine Sanders, CPA, CA

Elaine Sanders is the Chief Financial Officer and Corporate Secretary of the Company and was previously Vice President, Chief Financial Officer and Corporate Secretary of NOVAGOLD Resources Inc. She brings over 25 years of experience in audit, finance and accounting with public and private companies. She has been involved with numerous financings and acquisitions, and has listed companies on both the TSX and NYSE American. Ms. Sanders is responsible for all aspects of financial reporting, compliance and corporate governance of the Company. She holds a Bachelor of Commerce degree from the University of Alberta, and is a Chartered Professional Accountant and a Certified Public Accountant.

Principal Occupation During Past Five Years: Chief Financial Officer and Corporate Secretary of the Company (2012–present)

Areas of experience include: finance, securities compliance, senior officer and corporate governance.

Directorships Held During Past Five Years

Current: None

Non-current: Alexco Resource Corp.

	Overall Attendance N/A	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #	Meets Share Ownership Requirement(1)
N/A	N/A	3,406,273	1,860,000	88,334	Yes

(1)	The Company has implemented a Share Ownership Policy for Directors and executive officers. See “Share Ownership Policy”.

Share Ownership Policy

On December 5, 2024, the Board adopted a Share Ownership Policy (the “Share Ownership Policy”) in order to further align the interests of non-executive Directors and executive officers of the Company with its Shareholders.

Accordingly, the minimum share ownership requirements for non-executive Directors and executive officers of the Company (the “Share Ownership Requirements”) is as follows:

Position	Share Ownership Requirement
Chief Executive Officer, President	3 x Annual Base Salary
Chief Financial Officer, Chief Operating Officer	2 x Annual Base Salary
Vice Presidents	1 x Annual Base Salary
Directors	3 x Annual Cash Retainer

Each non-executive Director and executive officer is required to reach the applicable Share Ownership Requirement by the later of that date which is five (5) years following (i) his or her appointment, and (ii) December 5, 2024.

The Share Ownership Requirements can be fulfilled through the ownership of Deferred Share Units (“DSUs”), Restricted Share Units (“RSUs”) and Common Shares. Subject to any increase in the target ownership resulting from any promotion or salary increase, once an executive has met their target ownership, they are deemed to continue meeting that target in future years so long as they have not disposed of any equity holdings that enabled them to initially meet the target.

Trilogy Metals Inc. Management Information Circular 2026

The following table shows eligible holdings consisting of Common Shares, DSUs and any vested RSUs that have not been paid out as at the date of this circular.

Name	Position	Eligible Holdings #	Requirement $	Proportion of Requirement Met
Tony Giardini(1)	President & CEO	9,314,385	1,725,000	>100%
Elaine Sanders(1)	CFO	3,494,607	760,000	>100%
James Gowans	Director	797,888	120,000	>100%
William Hayden	Director	866,073	120,000	>100%
William Hensley	Director	636,000	120,000	>100%
Gregory Lang	Director	814,032	120,000	>100%
Janice Stairs	Director	1,152,226	120,000	>100%
Diana Walters	Director	706,381	120,000	>100%

(1)	Executive officer’s share ownership requirement reported in Canadian dollars.

Meetings of the Board and Board Member Attendance at Annual Meeting

Since December 1, 2024, the beginning of the Company’s most recently completed financial year to March 1, 2026, the Board held 10 meetings. Five out of seven incumbent directors attended 100% of the aggregate total number of Board meetings and meetings of the committees on which he or she serves, with the other two directors at 89% and 90%.

Board members are not required to attend the Meeting.

Cease Trade Order, Bankruptcy, Penalties and Sanctions

No proposed director of the Company or executive director is, as of the date hereof or was within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as disclosed below, no proposed director or executive officer of the Company:

(a)	is, as of the date hereof or was within 10 years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

Trilogy Metals Inc. Management Information Circular 2026

(b)	has, within 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

James Gowans was a director of Gedex Systems Inc. (“Gedex”), a company based in Mississauga, Ontario. On August 9, 2019, Gedex filed a notice of application in the Ontario Superior Court of Justice (the “Court”) under the Companies’ Creditors Arrangement Act (the “CCAA”) requesting an order approving a sale and investor solicitation process (“SISP”) in respect of the property, assets and undertakings of Gedex. The notice of application also sought an order appointing Zeifman Partners Inc. (“Zeifman”) as monitor in the proceedings (in such capacity, the “Monitor”). On August 12, 2019, the Court made an order authorizing and approving, among other things, the commencement of the SISP and a stay of proceedings until September 11, 2019. On the same date, the Court made an additional order granting Gedex protection from its creditors pursuant to the CCAA and appointing Zeifman as the Monitor of Gedex. On August 28, 2019, the first report of the Monitor was issued and, on September 3, 2019, the Court issued a further order granting, among other things, an extension of the stay period until December 10, 2019. On December 5, 2019, the Court certified that all matters to be attended to in connection with these CCAA proceedings have been completed and Zeifman filed its discharge notice on December 23, 2019, terminating the CCAA proceedings.

Diana Walters was a director of Alta Mesa Resources, Inc. (“Alta”) and certain of its subsidiaries. On September 11, 2019, Alta, Alta Mesa Holdings, LP and certain of Alta’s subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On January 12, 2020, additional subsidiaries of Alta filed voluntary petitions for reorganization under Chapter 11 in the Bankruptcy Court. The Bankruptcy Court held a hearing to consider the reorganization on May 27, 2020 and the reorganization was consummated on June 8, 2020.

Janice Stairs was a director of Gatos Silver, Inc. (“Gatos”). On March 18, 2022 Gatos announced the delay in the filing of its annual report on Form 10-K for the year ended December 31, 2021 and the CEO and CFO certificates relating to the annual filings beyond the prescribed deadline. On May 13, 2022, August 5, 2022 and November 11, 2022, Gatos announced the delay in the filing of its interim financial filings on Form 10-Q and the CEO and CFO certificates relating to the quarterly filings beyond the prescribed deadline, for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 respectively. Gatos applied to the applicable Canadian securities regulatory authorities for a management cease trade order which was granted on April 1, 2022, and subsequently further management cease trade orders were granted on April 12, 2022 and July 7, 2022. Gatos satisfied the provisions of the alternative information guidelines in accordance with Canadian securities regulatory instrument, National Policy 12-203 – Management Cease Trade Orders, by issuing bi-weekly status reports in the form of news releases and subsequently brought all of its delayed filings current. Effective July 4, 2023, the applicable Canadian securities regulatory authorities fully revoked the management cease trade orders previously granted on April 1, 2022, April 12, 2022 and July 7, 2022.

No proposed director of the Company has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Trilogy Metals Inc. Management Information Circular 2026

Family and Certain Other Relationships

There are no family relationships among the members of the Board, proposed directors or the members of senior management of our Company. There are no arrangements or understandings with major Shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected or any proposed director to be elected.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as described in this Circular, no (i) person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

Independence of Directors

The Board has determined that the following directors qualify as independent, including any additional committee independence requirements, under the applicable standards of the NYSE American LLC (the “NYSE American”), SEC rules and National Instrument 52-110 – Audit Committees: Messrs. Gowans, Hayden, Hensley, Lang, and Mmes. Stairs and Walters. Tony Giardini does not presently qualify as independent as he is currently the President and Chief Executive Officer of the Company.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program for the 2025 fiscal year to attract and incentivize the Named Executive Officers.

The Company’s current NEOs are:

•	Mr. Tony Giardini, President and CEO; and

•	Ms. Elaine Sanders, Vice President and CFO.

Objectives of Compensation Program

The objectives of the Company’s compensation program are to attract, retain and incentivize highly qualified executive officers with the talent and experience necessary for the success of the Company. The Company’s compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly.

The Compensation Committee evaluates each executive officer position to establish and enumerate skill requirements and levels of responsibility. The Compensation Committee, after referring to market information, recommends compensation for the executive officers. The Compensation Committee engaged an outside compensation advisor, Roger Gurr & Associates (the “Compensation Consultant”), to review the market information and complete an analysis for the fiscal year ended November 30, 2025 which included reviewing and recommending the peer comparator group of mining companies, reviewing and confirming the compensation strategy and reviewing compensation data of the peer comparators. The Compensation Consultant made a recommendation to the Compensation Committee regarding base salary increases, annual incentives and long-term incentives for executive officers. These recommendations are based on the individual’s salary in relation to guidepost, their actual individual and company performance and overall market conditions. The Compensation Committee reviewed these recommendations and then put forward their recommendation to the Board for approval.

Trilogy Metals Inc. Management Information Circular 2026

Executive Compensation Policies and Programs

In establishing compensation objectives for executive officers, the Compensation Committee seeks to accomplish the following goals:

•	incentivize executives to achieve important corporate and personal performance objectives and reward them when such objectives are met;

•	recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group (as defined below) companies; and

•	align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.

Currently, the Company’s executive compensation package consists of the following principal components: base salary, annual incentive bonus, various health plan benefits, registered retirement savings plan (“RRSP”) matching for Canadian NEOs, and long-term incentives in the form of stock options and restricted share units.

The following table summarizes the different elements of the Company’s total compensation package.

COMPENSATION ELEMENT	OBJECTIVE	KEY FEATURE
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities.	Actual increases are based on individual performance or market conditions.
Annual Incentive Plan	Reward for short-term performance against corporate, and individual goals.	Actual payout depends on performance against corporate and individual goals. Minimum Company performance needs to be met before a payout occurs.
Stock Options	Align management interests with those of Shareholders, encourage retention and reward long-term Company performance.	Stock option grants generally vest over 2 years, with one-third vesting on the date of grant and one-third on each of the first and second anniversaries of the date of grant. Stock option grants generally have a 5-year life.
Restricted Share Units	Align management interests with those of Shareholders, encourage retention and reward long-term Company performance.	RSU grants generally vest over a period of 2 years with one-third of the RSUs vesting on the date of grant and one-third on each of the first and second anniversaries of the date of grant.
Retirement Plans: RRSP (Canadian employees)	Provide retirement savings.	RRSP – Company matches 100% of the employee’s contribution up to 5% of base salary.
Health Plan Benefits	Provide security to employees and their dependents pertaining to health and welfare risks.	Coverage includes medical and dental benefits, short- and long-term disability insurance, life insurance and employee assistance plan.

Annual Compensation Decision-Making Process

Each year, the executive team establishes goals and initiatives for the upcoming year that include key priorities. The CEO presents these goals and initiatives to the Board for approval. Similarly, the CEO and the Chair of the Compensation Committee work together to establish goals for the CEO for the upcoming fiscal year and the CEO follows a process similar to the other NEOs.

Trilogy Metals Inc. Management Information Circular 2026

Performance relative to these goals is reviewed at year-end and performance ratings are determined for the Company by the Board, for the CEO by the Compensation Committee and for each of the other NEOs by the CEO. These performance ratings are used in making decisions and calculations related to base salary increases, annual incentive payouts and stock-based grants.

The Board can exercise discretion in determining the appropriate performance rating for the Company and executive officers based on their evaluation of performance against goals set at the beginning of the year.

The Compensation Committee makes a recommendation to the Board regarding the CEO’s base salary, annual incentive payout and stock-based grant. The Compensation Committee also reviews the performance and compensation recommendations for the NEOs by the CEO and makes the final determination regarding the same. In 2025, the Compensation Committee reviewed the performance of both the CEO and CFO and made a recommendation to the Board taking into consideration market conditions.

Advisory Vote on Executive Compensation

The Company previously conducted an advisory vote on executive compensation, commonly referred to as a “Say on Pay” proposal in 2025. Of the votes cast, approximately 98% of the Shareholders voted in favour of a non-binding resolution approving the compensation of the Company’s NEOs. The Compensation Committee took this vote result into account when reviewing compensation for our executive officers. The Shareholders voted in 2022 on the frequency of Shareholder approval of the compensation of the Company’s NEOs. Of the votes cast, approximately 81% of the Shareholders voted for the Company to conduct the “Say on Pay” proposal every year.

The Company is asking you pursuant to this Circular to consider and, if deemed advisable, pass a non-binding resolution to approve or not approve, on an advisory basis, the compensation of the Company’s NEOs. The Company recommends voting FOR the advisory vote on executive compensation at the Meeting. See the “Matters to be Acted Upon at the Meeting – Non-Binding Advisory Vote on Executive Compensation”.

Risk Assessment of Compensation Policies and Practices

Annually, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs along with the approval mechanisms associated with each were evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:

•	The Company’s compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including RSUs and stock options.

•	The Compensation Committee, under its charter (which is available on the Company’s website at www.trilogymetals.com), has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Compensation Committee in reviewing executive compensation and provides advice to the Compensation Committee on an as needed basis.

•	The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payouts are based on a combination of financial metrics as well as qualitative and discretionary factors.

•	Stock-based awards are all recommended by the Compensation Committee and approved by the Board.

•	The Board approves the compensation for the President and CEO based upon a recommendation by the Compensation Committee comprised of all independent directors.

Trilogy Metals Inc. Management Information Circular 2026

•	A “Say on Pay” proposal is put before the Shareholders every year.

•	The nature of the business in which the Company operates requires some level of risk taking to achieve reserves and development of mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviours directed towards increasing long term value while modifying and limiting incentives that promote excessive risk taking.

Based on this assessment, it was concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Peer Group

The Company retains the Compensation Consultant to assist the Compensation Committee in determining compensation levels for each of the three main components for the Company’s directors and NEOs. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies against a comparable peer group of mining companies using the publicly available filings of peer companies.

A compensation comparator group of mining companies has been developed using the following ideal criteria:

•	head office in North America (ideally Canada);

•	focus on base metals (ideally copper) and precious metals;

•	focus on mining development (pre-feasibility, preliminary economic assessment stage, mine revitalization) with at least one significant project asset (10 year plus mine life);

•	market cap between C$500 million to C$5 billion;

•	projects in low/medium risk jurisdictions, preferably in the Americas, excluding high risk jurisdictions;

•	common shares listed on US and/or Canadian stock exchange; and

•	stand-alone company that employs full-time executives in leadership roles.

The ideal peer comparator would be a mining company with head office in Canada developing a significant flagship copper project in North America, similar in size and organization structure to the Company. This would seriously limit the number of peer comparator companies and therefore, the criteria above have been developed such that a composite group of 10 to 20 companies can be developed to represent the marketplace in which the Company primarily competes for talent.

Based upon considerations listed above including but not limited to, company size, stage of development and operating jurisdictions, the following peer comparators were selected (collectively, the “Peer Group”).

Discovery Silver	Osisko Development Corp.
Foran Mining Corporation	Perpetua Resource Corp.
I-80 Gold Corp.	Prime Mining Corp.
Ivanhoe Electric	Solaris Resources Inc.
Marimaca Copper Company	Troilus Gold Corp.
NGEx Minerals Ltd.	Western Copper & Gold

Trilogy Metals Inc. Management Information Circular 2026

Compensation Elements

After compiling information based on salaries, bonuses and other types of cash and equity-based compensation programs obtained from the public disclosure records of the Peer Group, the Compensation Consultant reported its findings to the Compensation Committee. The Compensation Consultant made recommendations to the Compensation Committee regarding compensation targets for NEOs.

Base Salary

Salaries for executive officers are determined by evaluating the responsibilities inherent in the position held and the individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at other Peer Group companies. The Compensation Committee refers to market information publicly available and information provided by the Compensation Consultant.

The Compensation Consultant matched the executive officers to those individuals performing similar functions at the Peer Group companies. Each of the CEO’s and CFO’s base salary is targeted between the median and top quartile of the Peer Group. The Company targets base salaries above the median to assist in attracting and retaining the key people that the Company needs to be successful.

Individual performance is evaluated based on goals and initiatives set at the beginning of the year. Management determines a salary increase budget for each year based on market data from consulting companies and considering the Company’s financial resources. Using this budget and taking into account individual performance and the individual’s position in his or her salary band, management may recommend an increase for one or all NEOs. The Compensation Committee makes a recommendation for any base salary increase, also taking into account the budget set and individual performance.

Base Salary for 2025 and 2026

As a result of the compensation review conducted in 2025, the Compensation Committee recommended, and the Board approved base salary increases for 2026 for the NEOs of the Company due mainly to performance and market conditions.

Name	Title	2026 Base Salary		2025 Base Salary		% Change
Tony Giardini	President & CEO	C$	575,000	C$	520,000	10.6%
Elaine Sanders	VP & CFO	C$	380,000	C$	344,760	10.2%

Annual Incentive Plan

At the end of each fiscal year, the Compensation Committee reviews actual performance against the objectives set by the Company and the NEOs for such fiscal year. The assessment of whether the Company’s objectives for the year have been met includes, but is not limited to, considering the quality and measured progress of the Company’s exploration projects, raising of capital, strategic opportunities, corporate alliances and similar achievements. The following goals and performance objectives were considered prior to determining the annual incentive awards for the NEOs.

Trilogy Metals Inc. Management Information Circular 2026

Goal	Performance Objectives	Weighting	Achievement
Joint Venture Oversight & Stakeholder Engagement

Support AIDEA on the re-instatement of the AAP JROD

AIDEA funding agreement extension

Pursue DoD funding for Bornite exploration activities

Determine and advance Arctic mine permitting strategy with our partner

Working group organized for AIDEA, NANA, and Doyon on the AAP

Assist with management of Ambler Metals through the services agreement

Local village education and engagement on mine permitting

Ensure Ambler Metals project assets are maintained in working order and mining claims in good standing

Ensure compliance with NANA Agreement

Board, Technical and Finance committee meeting preparation and oversight

Continue developing the exploration strategy for UKMP with our partner

Review financial results compared with budget, monitor cash position, including detailed review of AAP budget

Monitor community relations with local villages and other stakeholders

Continue study work on critical minerals such as germanium, bio-leaching assessment with University of Alaska Anchorage

		45	90
Exploration Opportunities	Continue to review other opportunities within Alaska and other potential value add opportunities	5	5
Investor Relations and Marketing	Continue monthly outreach and communications with analysts Communication with existing shareholders Outreach to new institutional shareholders / investor conferences Outreach to new retail shareholders / investor conferences Update communication strategy and marketing materials as necessary Attend investor conferences either in person or virtual	20	20
Corporate Development	Maintain working cash flow model for the projects Continue education of projects and support any due diligence efforts	5	5
Delivering Value	Total shareholder returns against compensation comparator group and basket of copper companies In-person strategic planning sessions for the Board Assist with compliance for board governance Create and manage news flow schedule	10	50
Head Office Operations	Maintain stock exchange requirements Ensure filings are timely and accurate Ensure back office functions are operating effectively Review of internal controls and SOX 404 certifications Communicate and coordinate any legal reviews of filing documents Ensure payroll is timely and accurate Ensure all insider activity is monitored and reported Effective management of board and committee meetings and scheduling	5	5
Liquidity	Actual costs within budget of 10% Maintain ability to financing by ensuring filings are up to date File preliminary base shelf prospectus and clear comments with regulators Ensure readiness for financing by issuing a final shelf prospectus, issue ATM supplement and ensure quarterly due diligence is adhered to	10	25
Total		100	200

Trilogy Metals Inc. Management Information Circular 2026

A minimum corporate performance needs to be met prior to any payout. The Company achieved a 200% score by achieving and exceeding its goals for the year and delivering significant returns to shareholders during 2025.

Annual Incentive for Fiscal 2025

Discretionary bonuses were paid out to the Company’s NEOs in 2025. The Compensation Committee considered corporate performance and the contributions of the Company’s NEOs along with corporate cash preservation considerations and determined a bonus paid out in equity would be awarded for the successful completion of the 2025 corporate goals.

The following table outlines the results of the annual incentive calculation for 2025.

Name	Target	2025 Annual Incentive Cash Value(1)
Tony Giardini	100% of base salary	$668,117
Elaine Sanders	70% of base salary	$334,679

(1)	Annual Incentive consisted of a cash payment of C$1,404,870 using the average exchange rate for the fiscal year ended November 30, 2025 of C$1.00 = $0.7138 US dollars.

Stock-Based Incentive Plans

Stock-based grants are generally awarded to executive officers at the commencement of their employment and periodically thereafter. For annual grants, stock options and/or RSUs are granted based on a review of prior year grants and peer group grants and executive and company performance. The purpose of granting stock options and/or RSUs is to assist the Company in compensating, attracting, retaining and motivating directors, officers, employees and consultants of the Company and to closely align the personal interests of such persons to that of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing shareholder value.

Stock-Based Grants in Fiscal 2025

On December 9, 2024, the Board also approved an annual grant for the Company’s NEOs for fiscal 2025 totaling one million stock options at an exercise price of C$1.52 and were fair valued at $0.59 per option, and 525,000 RSUs valued at $1.04 per share. The stock options and RSUs vest equally in thirds on the grant date, the first anniversary of the grant date, and the second anniversary of the grant date. This grant of stock options and RSUs to the NEOs in 2025 represents approximately 0.88% of the total Common Shares currently issued and outstanding as of March 1, 2026.

Trilogy Metals Inc. Management Information Circular 2026

The following table outlines details of the fiscal 2025 stock option grants.

Name	Grant Date	Stock Option Grant #/Value	RSU Grant #/Value
Tony Giardini	December 9, 2024	675,000 / $400,652	350,000 / $364,000
Elaine Sanders	December 9, 2024	325,000 / $192,907	175,000 / $182,000

Retirement Plans

The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement. The Company has an RRSP plan for Canadian employees whereby employees are able to contribute up to 5% of their base salary and receive a 100% Company match up to the annual RRSP contribution limit as established by the Government of Canada.

Benefits

The Company’s benefit programs provide employees with health and wellness benefits. The programs consist of health and dental benefits, life insurance, disability insurance, accidental death and dismemberment insurance, and an employee assistance plan.

Compensation Governance

The Compensation Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to:

•	ensuring that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of senior executives including the annual receipt of the CEO’s current recommendation;

•	developing and maintaining a position description for the CEO and assessing the performance of the CEO against the CEO’s position description, goals and objectives;

•	reviewing and recommending for approval by the Board, the annual salary, bonus and other benefits, direct and indirect, including corporate goals and objectives, of the CEO;

•	reviewing and recommending to the Board the frequency with which the Company will conduct a Shareholder advisory vote on executive compensation and to review the results of any votes on executive compensation and consider recommendations and changes to the Company’s compensation policies;

•	making recommendations to the Board on compensation policies and guidelines for the Company and overseeing the implementation and administration of compensation policies and programs concerning executive compensation, contracts, stock plans or other incentive plans and proposed personnel changes involving officers reporting to the CEO;

•	approving compensation, incentive plans and equity-based plans for all other key employees; and

•	reviewing the adequacy and form of the compensation of directors.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee as it considers appropriate.

The Terms of Reference of the Compensation Committee are available at www.trilogymetals.com. More information regarding the responsibilities and operations of the Compensation Committee and the process by which compensation is determined is discussed elsewhere in this “Statement on Executive Compensation” and below under the heading “Directors’ Compensation”.

Trilogy Metals Inc. Management Information Circular 2026

For the year ended November 30, 2025, the Compensation Committee consisted of three independent directors: Mr. Gowans, Mr. Hayden, and Mr. Hensley. Mr. Gowans is the Chair of the Compensation Committee. All of the members of the Compensation Committee are currently non-executive directors of the Company and satisfy the applicable independence standards of the NYSE American. The Compensation Committee met three times in the year ended November 30, 2025.

Mr. Gowans has experience in working with compensation consultants to assist with director and executive compensation in his various roles throughout the years and was directly involved with all aspects of compensation as Vice President, Human Resources for Placer Dome Inc.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee had in the past engaged a Compensation Consultant to provide specific support to the Compensation Committee in determining compensation for the Company’s officers and directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support in the past has consisted of (i) the provision of general market observations throughout the year with respect to market trends and issues; (ii) the provision of benchmark market data; and (iii) attendance at a Compensation Committee meeting to review market trends and issues and market analysis findings.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs to address many issues important in the employer-employee relationship including:

•	term of employment;

•	amount of compensation and benefits such as vacation or health plan;

•	the duties, tasks and responsibilities expected of the employee;

•	termination provisions including in the event of a change of control;

•	confidentiality of information to prevent employees from disclosing to others any confidential information after employment ends;

•	non-solicitation restrictions to prevent the employee from attempting to solicit other employees; and

•	any other issues specific to the employment situation.

Tony Giardini

Mr. Giardini was employed by the Company as President and CEO pursuant to an employment contract with the Company effective June 1, 2020. Pursuant to the terms of his employment contract, Mr. Giardini is entitled to an annual salary of C$500,000 commencing October 1, 2020. For the period of June 1, 2020 to September 30, 2020, in lieu of salary, Mr. Giardini was granted 170,000 options with an exercise price of C$2.62 to purchase Common Shares vesting on September 30, 2020. Mr. Giardini’s salary will be reviewed annually by the Compensation Committee in consultation with Mr. Giardini and may be adjusted based on his performance and the performance of the Company, provided, however, that in no event would the salary be less than the salary payable in the previous fiscal year. Pursuant to the terms of his employment contract and in recognition of his appointment, Mr. Giardini received 1,600,000 options with an exercise price of C$2.62 to purchase Common Shares on June 1, 2020 with the options vesting equally in thirds on the grant date, the first anniversary of the grant date, and the second anniversary of the grant date. All stock options are subject to, and will be made in accordance with, the guidelines of the Toronto Stock Exchange (“TSX”) and the Equity Incentive Plan (as defined below). For the fiscal year ended November 30, 2025, Mr. Giardini was entitled to an annual salary of C$520,000.

Trilogy Metals Inc. Management Information Circular 2026

Mr. Giardini’s employment contract also provided for reimbursement of expenses, directors’ and officers’ liability insurance appropriate to the nature of his responsibilities under the employment contract, vacation days subject to advance approval of the Board, and group life, long-term disability, extended medical and dental insurance coverage.

Elaine Sanders

Pursuant to an employment contract with the Company effective November 13, 2012, Ms. Sanders is employed by the Company as Vice President and CFO. For the fiscal year ended November 30, 2025, Ms. Sanders was entitled to an annual salary of C$344,760.

Termination of Employment or Change of Control

The following termination clauses are in effect under Mr. Giardini’s and Ms. Sanders’ employment contracts.

Tony Giardini

In the event of a change of control, the Company shall continue to employ Mr. Giardini and Mr. Giardini shall continue to serve the Company in the same capacity and shall have the same authority, responsibilities and status that he had immediately prior to the change of control, subject to the Company’s right to terminate the Mr. Giardini’s employment upon payment of severance.

Notwithstanding the foregoing, if within the 12 month period immediately following a change of control, Mr. Giardini advises the Company in writing within 90 days of the date Mr. Giardini becomes aware of certain changes to the terms of employment after a change of control (and the Company has not cured the condition within 30 days from receipt of such notice), Mr. Giardini’s employment with the Company will be deemed to be terminated. Deemed termination upon a change of control has occurred if (i) there is a material change (other than a promotion) in Mr. Giardini’s position, duties, responsibilities, title or office in effect immediately prior to any change of control; (ii) a material reduction in the Mr. Giardini’s base salary in effect immediately prior to any change of control; or (iii) any material breach by the Company of any material provision of the employment agreement.

If Mr. Giardini’s employment with the Company is deemed to be terminated, the Company is required to pay Mr. Giardini a lump sum payment equal to eighteen months of Mr. Giardini’s annual base salary plus 1.5 times Mr. Giardini’s annual incentive earned in the previous fiscal year pursuant to the Company’s annual incentive program (the “Giardini Severance Payment”).

A change of control means any of the following:

•	at least 50% in fair market value of all the assets of the Company are sold;

•	a direct or indirect acquisition by a person or group of persons of the voting shares of the Company constitutes 40% or more of the outstanding voting shares of the Company;

•	a majority of the then-incumbent Board nominees for election to the Board of the Company are not elected at any annual or special meeting of the Shareholders; or

•	the Company is merged, consolidated or reorganized into or with another entity and as a result of such business combination, more than 40% of the voting shares of such body immediately after such transaction are beneficially held in aggregate by a person or corporate body that beneficially held less than 40% of the voting shares of the Company immediately prior to such transaction.

If the employment contract is terminated by Mr. Giardini upon a material breach by the Company, or terminated by the Company for reasons other than just cause, death, or extended inability to perform Mr. Giardini’s duties under the employment agreement, the Company is obliged to pay to Mr. Giardini the Giardini Severance Payment. An estimate of the Giardini Severance Payment based on current salary and prior year’s earned annual incentive is C$2,266,500.

Trilogy Metals Inc. Management Information Circular 2026

The Company is also required to maintain group insurance benefits for Mr. Giardini for a period of 12 months after termination in the circumstances described above or pay to the executive an amount equal to the present value of the Company’s cost of providing such benefits.

If the employment agreement is terminated as a result of Mr. Giardini’s death or permanent or extended inability to perform Mr. Giardini’s duties under the employment agreement, the Company is obligated to pay an amount equal to all accrued and unpaid salary as of the date of termination and a lump sum payment equal to the Mr. Giardini’s annual salary at the time of termination.

Other than as set out above, there are no other termination clauses or change of control benefits in the employment agreements, or any other contract, agreement, plan or arrangement entered into with Mr. Giardini.

Mr. Giardini’s contract continues indefinitely, unless and until terminated in accordance with the terms of his employment agreement.

Elaine Sanders

In the event of a change of control of the Company, the Company shall continue to employ Ms. Sanders and Ms. Sanders shall continue to serve the Company in the same capacity and shall have the same authority, responsibilities and status that she had immediately prior to the change of control, subject to the Company’s right to terminate the Ms. Sanders’ employment upon payment of severance.

Notwithstanding the foregoing, if within the 12-month period immediately following a change in control, Ms. Sanders advises the Company in writing within 90 days of the date Ms. Sanders becomes aware of certain changes to the terms of employment after a change of control (and the Company has not cured the condition within 30 days from receipt of such notice), Ms. Sanders’ employment with the Company will be deemed to be terminated. Deemed termination upon a change of control has occurred if (i) there is a material change (other than a promotion) in Ms. Sanders’ position, duties, responsibilities, title or office in effect immediately prior to any change of control; (ii) a material reduction in the Ms. Sanders’ base salary in effect immediately prior to any change of control; or (iii) any material breach by the Company of any material provision of the employment agreement.

If Ms. Sanders’ employment with the Company is deemed to be terminated, the Company is required to pay Ms. Sanders a lump sum payment equal to the Ms. Sanders’ annual base salary at the time of termination plus Ms. Sanders’ annual incentive earned in the previous fiscal year pursuant to the Company’s annual incentive program, multiplied by two (the “Sanders Severance Payment”).

A change of control means any of the following:

•	at least 50% in fair market value of all the assets of the Company are sold;

•	a direct or indirect acquisition by a person or group of persons of the voting shares of the Company constitutes 40% or more of the outstanding voting shares of the Company;

•	a majority of the then-incumbent Board nominees for election to the Board are not elected at any annual or special meeting of the Shareholders; or

•	the Company is merged, consolidated or reorganized into or with another entity and as a result of such business combination, more than 40% of the voting shares of such body immediately after such transaction are beneficially held in aggregate by a person or corporate body that beneficially held less than 40% of the voting shares of the Company immediately prior to such transaction.

If the employment contract is terminated by Ms. Sanders upon a material breach by the Company, or terminated by the Company for reasons other than just cause, death, or extended inability to perform Ms. Sanders’ duties under the employment agreement, the Company is obliged to pay to Ms. Sanders the Sanders Severance Payment. An estimate of the Sanders Severance Payment based on current salary and prior year’s earned annual incentive is C$1,697,740.

Trilogy Metals Inc. Management Information Circular 2026

The Company is also required to maintain group insurance benefits for Ms. Sanders for a period of 12 months after termination in the circumstances described above or pay to the executive an amount equal to the present value of the Company’s cost of providing such benefits.

If the employment agreement is terminated as a result of Ms. Sanders’ permanent or extended inability to perform Ms. Sanders’ duties under the employment agreement, the Company is obligated to pay an amount equal to all accrued and unpaid salary as of the date of termination and a lump sum payment equal to Ms. Sanders’ annual salary at the time of termination.

Other than as set out above, there are no other termination clauses or change of control benefits in the employment agreements, or any other contract, agreement, plan or arrangement entered into with Ms. Sanders.

Ms. Sanders’ contract continues indefinitely, unless and until terminated in accordance with the terms of her employment agreement.

Summary Compensation Table

The summary compensation table below sets out NEO compensation information including annual salary, incentive bonuses and all other compensation earned during the fiscal year ended November 30, 2025. The 2025 fiscal year amounts have been converted to US dollars using the average exchange rate during the fiscal year ended November 30, 2025 of C$1.00 = $0.7138 US dollars. The 2024 fiscal year amounts have been converted to US dollars using the average exchange rate during the fiscal year ended November 30, 2024 of C$1.00 = $0.7336 US dollars. The 2023 fiscal year amounts have been converted to US dollars using the average exchange rate during the fiscal year ended November 30, 2023 of C$1.00 = $0.7403 US dollars.

Named Executive Officer Principal Position	Fiscal Year	Salary $		Cash Bonus $	Stock Awards(1) $	Option Awards(2) $	All Other Compensation $		Total $
Tony Giardini,	2025	371,176		668,117	364,000	400,652	24,611	(8)	1,828,556
President and Chief	2024	381,472	(5)	-	994,858	220,763	35,425	(6)	1,632,518
Executive Officer	2023	384,956	(5)	-	1,041,041	324,726	83,164	(3)	1,833,887
Elaine Sanders, Vice	2025	246,090		334,679	182,000	192,907	14,446	(9)	970,122
President and Chief	2024	252,916		106,746	358,763	110,382	14,505	(7)	843,312
Financial Officer	2023	255,226		-	465,323	135,303	14,349	(4)	870,201

(1)	Amounts in respect of stock awards are based on the fair value of the grants as at the grant date. Stock awards earned during the years ended November 30 include vested and unvested amounts.

(2)	To calculate option awards, the dollar value to be delivered to each NEO is calculated based the performance of the individual and Company. The Black-Scholes option valuation model is used because it provides a fair value widely accepted by the business community and is regarded as one of the best ways of determining fair prices of options. The fair value based on the Company’s historical stock prices to determine the stock’s volatility, the expected life of the option which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise and the vesting period of the grant.

(3)	Other compensation for Mr. Giardini includes $11,393 of matching contributions to Mr. Giardini’s RRSP and $71,771 for payroll taxes.

(4)	Other compensation for Ms. Sanders includes $11,393 of matching contributions to Ms. Sanders’ RRSP and $2,956 for travel allowance.

(5)	Mr. Giardini’s base salary has been paid out entirely in RSUs.

(6)	Other compensation for Mr. Giardini includes $11,576 of matching contributions to Mr. Giardini’s RRSP and $23,849 for payroll taxes.

(7)	Other compensation for Ms. Sanders includes $11,576 of matching contributions to Ms. Sanders’ RRSP and $2,929 for travel allowance.

(8)	Other compensation for Mr. Giardini includes $11,596 of matching contributions to Mr. Giardini’s RRSP and $13,015 for payroll taxes.

(9)	Other compensation for Ms. Sanders includes $11,596 of matching contributions to Ms. Sanders’ RRSP and $2,850 for travel allowance.

Trilogy Metals Inc. Management Information Circular 2026

Incentive Awards in Lieu of Base Salaries

2025 Grants of Plan-Based Awards

The following table provides updated information related to grants of RSUs to our NEOs in lieu of base salary that would have been paid out in cash. The NEOs received RSUs for their base salaries for the period from September 1, 2024 to February 28, 2025, of which RSU grants and related payouts in common shares of the Company were made the first business day following the end of the fiscal quarter. The Company paid out the NEOs base salaries in cash for salaries earned from March 1, 2025 onward. The fair value amounts have been converted into US dollars using the average exchange rate in effect during the fiscal quarter.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards C$/Sh	Grant Date Fair Value of Stock and Option Awards $
Tony Giardini	03/03/2025	74,712	-	-	90,857
	12/03/2024	131,313	-	-	90,857
Elaine Sanders	03/03/2025	25,345	-	-	30,822
	12/03/2024	44,545	-	-	30,822

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs as of November 30, 2025.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price C$	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested #	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tony Giardini	12/09/2024	225,000	450,000	-	1.52	12/08/2029	450,000	1,926,000	-	-
	12/07/2023	733,333	336,667	-	0.59	12/06/2028	366,667	1,569,335	-	-
	12/08/2022	1,200,000	-	-	0.78	12/07/2027	-	-	-	-
	12/09/2021	450,000	-	-	2.21	12/08/2026	-	-	-	-
Elaine Sanders	12/09/2024	108,333	216,666	-	1.52	12/08/2029	216,666	927,330	-	-
	12/07/2023	366,666	166,667	-	0.59	12/06/2028	166,667	784,670	-	-
	12/08/2022	500,000	-	-	0.78	12/07/2027	-	-	-	-
	12/08/2021	225,000	-	-	2.21	12/08/2026	-	-	-	-

Trilogy Metals Inc. Management Information Circular 2026

2025 Option Exercises and Stock Vested

The following table provides information regarding stock that vested and stock options that were exercised by our NEOs during fiscal 2025. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of vested RSUs by the market value of the underlying shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Tony Giardini	1,123,400	7,476,598	766,666	827,999
Elaine Sanders	450,000	2,025,394	197,534	213,337

Pay-Versus-Performance Disclosure

	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1) (2) (3)	Summary Compensation Table Total for Non-CEO NEOs (2)	Compensation Actually Paid to Non-CEO NEOs (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net income in 000s
	$	$	$	$	$	$
2025	1,828,556	7,440,111	970,122	3,766,206	370.00	-42,241
2024	1,632,518	3,465,408	843,312	1,778,034	-65.00	-8,587
2023	1,833,887	1,077,840	870,201	493,053	-15.00	-14,951

(1)	Tony Giardini was our PEO (principal executive officer) for each year presented.

(2)	Elaine Sanders was on sole non-PEO NEO for each year presented.

(3)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (4) below.

(4)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value are not applicable for the Company and accordingly are not reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are not applicable for the Company.

(5)	The Peer Group TSR and Company Selected Measures disclosure is not applicable for a Smaller Reporting Company.

Trilogy Metals Inc. Management Information Circular 2026

CEO	2025 $	2024 $	2023 $
Total from Summary Compensation Table (SCT)	1,828,556	1,632,518	1,833,887
- Value of stock awards and options from SCT	(764,652)	(1,215,621)	(1,365,767)
+ Year-end value of awards granted in fiscal year that are unvested and outstanding	2,576,127	1,509,207	512,000
+ Change in fair value of all prior year awards that are unvested and outstanding	2,762,701	458,651	(174,973)
+ Fair market value of awards granted this fiscal year and that vested in this fiscal year	254,083	700,456	684,666
+ Change in the fair value of all prior year awards that vested this fiscal year	783,297	380,197	(411,973)
- Prior year fair value of prior year awards that failed to vest	0	0	0
Compensation Actually Paid	7,440,111	3,465,408	1,077,840

Non-CEO NEO
Total from Summary Compensation Table (SCT)	970,122	843,312	870,201
- Value of stock awards and options from SCT	(374,907)	(469,145)	(600,626)
+ Year-end value of awards granted in fiscal year that are unvested and outstanding	1,258,850	755,333	213,333
+ Change in fair value of all prior year awards that are unvested and outstanding	1,381,352	272,210	(87,466)
+ Fair market value of awards granted this fiscal year and that vested in this fiscal year	168,833	224,440	303,576
+ Change in the fair value of all prior year awards that vested this fiscal year	361,955	151,884	(205,966)
- Prior year fair value of prior year awards that failed to vest	0	0	0
Compensation Actually Paid	3,766,206	1,778,034	493,053

Compensation Actually Paid Compared to TSR and Net Income

Compensation actually paid to the CEO increased from 2024 to 2025 by $3,974,703 or 115% due to increase in fair value of awards at November 30, 2025. Compensation actually paid to the non-CEO named executive officers increased from 2024 to 2025 by $1,988,171 or 112%. The Company’s cumulative TSR was 370% in 2025 and -65% in 2024. Net losses increased from 2024 to 2025 by $33.6 million or 392%.

TSR and net income are some indicators of the company’s overall performance that may impact the value of total compensation; however, other performance measures and factors are considered in setting named executive officers’ compensation. See the “Compensation Discussion and Analysis” for additional information.

Nonqualified Deferred Compensation

The Company has no plans that provide for deferred compensation to its executive officers.

Trilogy Metals Inc. Management Information Circular 2026

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted an Equity Incentive Plan, an RSU Plan, a DSU Plan and a Fixed DSU Plan (as defined below). The intent of these equity plans are to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executives and directors, and to preserve cash where possible. The Company feels that DSUs align directors’ interests to Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executives and directors with the long-term interests of Shareholders.

Equity Compensation Plan Information as of November 30, 2025

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	13,792,227	$0.79	11,868,256
NOVAGOLD Equity compensation plans approved by security holders(1)	857	Nil	Nil
	13,793,084	$0.79	11,868,256
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	13,793,084	$0.79	11,868,256

(1)	Holders of NOVAGOLD equity compensation plans received one option or right to receive a share in Trilogy for every six options or rights held in NOVAGOLD upon the spin-out of Trilogy on April 30, 2012 by way of a Plan of Arrangement. 5,144 NOVAGOLD deferred share units remain outstanding representing a right to receive 857 Common Shares, which will settle upon certain directors retiring from NOVAGOLD’s board.

Equity Incentive Plan

Summary of the Plan

The Company currently grants equity awards under the Equity Incentive Plan for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company. The purpose of the Equity Incentive Plan is to attract, retain and motivate eligible persons and to align the interests of such persons with those of the Company’s shareholders through the incentive inherent in share ownership and by providing them an opportunity to participate in the Company’s future performance through awards of options and bonus shares.

The Company believes the Equity Incentive Plan will increase the Company’s ability to attract skilled individuals by providing them with the opportunity, through the exercise of stock options and the issuance of bonus shares, to benefit from the anticipated growth of the Company. The Board has the authority to determine the directors, officers, employees and consultants to whom options or bonus shares will be granted, the number of options or bonus shares to be granted to each person and the price at which Common Shares may be purchased, subject to the terms and conditions set forth in the Equity Incentive Plan.

Trilogy Metals Inc. Management Information Circular 2026

Shareholder Approval

Pursuant to the TSX Rules, Shareholders must approve all unallocated entitlements issuable pursuant to the Equity Incentive Plan every three years following its institution. Shareholders last approved all unallocated entitlements issuable pursuant to the Equity Incentive Plan in 2024.

Eligible Participants

Awards may be granted to directors, officers, employees and consultants of the Company and its subsidiaries and affiliates. As of March 1, 2026, there were six non-employee directors, two officers, six employees and two consultants eligible to participate in the Equity Incentive Plan.

The total number of Common Shares reserved for issuance in connection with Awards granted or that may be granted under the Equity Incentive Plan is 10% of the total number of issued and outstanding Common Shares.

The maximum number of shares issuable to any one person pursuant to the Equity Incentive Plan, together with any shares issuable pursuant to any other share compensation arrangement, shall not exceed 10% of the total number of outstanding shares on the date of grant. The maximum number of shares issuable to insiders pursuant to the Equity Incentive Plan, together with any shares issuable pursuant to any other share compensation arrangement, shall not, at any time, exceed 10% of the total number of outstanding Common Shares. The maximum number of shares which may be issued pursuant to the Equity Incentive Plan to insiders within a one-year period, together with any shares that may be issued pursuant to any other share compensation arrangement, shall not, at any time, exceed 10% of the total number of outstanding Common Shares.

No eligible person may be granted options under the Equity Incentive Plan for more than 15,000,000 Common Shares (subject to adjustment as provided for in the Equity Incentive Plan), in the aggregate in any calendar year, such amount representing approximately 8.69% of the total number of Common Shares outstanding as of March 1, 2026.

Exercise

Under the terms of the Equity Incentive Plan, upon vesting, options may be exercised by delivery to the Company of a written stock option exercise agreement, together with payment of the exercise price (plus any applicable taxes, including withholding obligations) for the number of shares being purchased.

Cashless Exercise

Under the terms of the Equity Incentive Plan, a “net exercise” feature allows for optionees to receive, at the discretion of the Board, the number of Common Shares having a value equal to the number of Common Shares issuable if such options were exercised multiplied by a quotient, the numerator of which is the result of the market price of one Common Share less the exercise price of one Common Share, and the denominator of which is the market price of one Common Share, without having to pay cash at the time of exercise.

Administration

The Equity Incentive Plan is to be administered by the Compensation Committee appointed by the Board. Subject to the terms of the Equity Incentive Plan, the Compensation Committee may determine, among other things, the persons to whom Awards may be granted, the number of Awards to be granted to any person, the exercise price and the schedule and dates for vesting of Awards granted. The term of the Awards granted under the Equity Incentive Plan shall be determined by the Compensation Committee, however, in no event shall an option be exercisable during a period extending more than ten years after the date of grant. In the circumstance where the end of the term falls within, or within ten business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company, the end of the term shall be the tenth business day after the earlier of the end of such black out period or the original expiry date. In no event shall the exercise price of an Award be less than the greater of: (i) the market price, which means the volume weighted average price of the Common Shares on the TSX for the five trading days prior to the date of grant of the option; and (ii) the fair market value, which means the closing price of the Common Shares on the TSX on the last trading day prior to the date of grant of the option.

Trilogy Metals Inc. Management Information Circular 2026

Share Bonus Plan

Pursuant to the share bonus plan (the “Share Bonus Plan”), the terms of which are included as part of the Equity Incentive Plan, the Board, on the recommendation of the Compensation Committee, shall have the right, subject to the limitations set forth in the Equity Incentive Plan, to issue or reserve for issuance, for no cash consideration, to any eligible person, any number of Common Shares as a discretionary bonus of Common Shares subject to such provisos and restrictions as the Board may determine. The aggregate number of Common Shares that may be issued under the Share Bonus Plan is 1,000,000.

Change of Control

In the event of, among other things, a change of control affecting the Company, the Board will notify each awardee under the Equity Incentive Plan of the full particulars of the offer whereupon all options will become vested and may be exercised.

Cessation of Entitlement

If a Director, Officer, employee or consultant ceases to be so engaged by the Company for any reason, they will have the right to exercise any vested Award not exercised prior to such termination within the lesser of six months from the date of the termination or the expiry date of the Award, provided that the Compensation Committee retains the discretion to accelerate vesting; provided that if the termination is for just cause the right to exercise the vested Award shall terminate on the date of termination. All non-vested Awards shall terminate on the date of termination.

Incentive Stock Options

An option granted to a U.S. participant shall specify whether such option is an incentive stock option or a nonqualified stock option. The number of shares available for granting incentive stock options under the Equity Incentive Plan (an “Incentive Stock Option” or an “ISO”) shall not exceed 15,000,000. To the extent that the aggregate fair market value of shares (determined as of the date of grant of the option) with respect to which Incentive Stock Options are exercisable for the first time by a U.S. participant during any calendar year exceeds US$100,000, or any limitation subsequently set forth in section 422(d) of the U.S. Internal Revenue Code (the “Code”), such excess shall be considered a nonqualified stock option. An Incentive Stock Option will terminate no later than ten years after the date of grant; provided, however, that in the case of a U. S participant who, at the time of grant, is a 10% Shareholder, such Incentive Stock Option will terminate no later than five years after the date of grant.

Amendment

The Board may, from time to time, subject to applicable law and the rules of the TSX, but without Shareholder approval, suspend, terminate, or amend the Equity Incentive Plan or any option granted thereunder for the purposes of (i) making minor or technical modifications, (ii) to correct any ambiguity, defective provisions, error or omission in the provisions of the Equity Incentive Plan, (iii) to change any vesting provisions of the options, (iv) to change the termination provisions of the options provided it does not entail an extension beyond the original expiry date of the options, (v) to add or change provisions relating to any form of financial assistance provided that would facilitate the purchase of options, (vi) to add a cashless exercise feature providing for the payment in cash or securities upon the exercise of options, (vii) subject to the restrictions below, to extend the term or reduce the exercise price of any option previously granted in accordance with Equity Incentive Plan terms, or (viii) to reduce the allocation of shares to the Share Bonus Plan issuable under the Equity Incentive Plan or; and the Board, absent prior approval of the Shareholders of Trilogy and the TSX or any regulatory body having authority over the Company, will not be entitled to: (i) increase the maximum number of Common Shares issuable by the Company pursuant to the Equity Incentive Plan; (ii) amend an option grant for an option held by an insider to effectively reduce the exercise price or extend the expiry date of such options; (iii) permit options granted under the Equity Incentive Plan to be transferable or assignable other than for normal estate settlement purposes; (iv) to make any amendment which would cause Section 162(m) of the Code to become unavailable with respect to the Equity Incentive Plan; or (v) make any change to the amendment provisions of the Equity Incentive Plan.

Trilogy Metals Inc. Management Information Circular 2026

Transferability

Awards under the Equity Incentive Plan are not transferable or assignable by the participant, otherwise then by will or operation of law.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to Awards made under the Equity Incentive Plan. The following description applies to Awards that are subject to U.S. federal income tax. Awards granted under the Equity Incentive Plan are intended either to be exempt from, or to comply with, Code Section 409A, and will be administered accordingly. However, there is no guaranty that the Internal Revenue Service will not take a contrary position. The tax consequences described below assume that Awards will be exempt from, or will comply with, Code Section 409A. If the Awards are found not to be exempt from, or not to comply with, Code Section 409A, different and less favourable tax treatment could result, including recognition of income at the time of vesting of an Option (even if not exercised at that time) and a 20% penalty tax.

Grant of Options

The grant of an option is not expected to result in any taxable income to the recipient.

Exercise of Options

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount, subject to the general rules concerning deductibility of compensation, including the limitations under Code Section 162(m). If an option is an Incentive Stock Option, its holder generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to a U.S. income tax deduction.

Disposition of Shares Acquired Upon Exercise of Options

The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Code have been satisfied.

If, as usually is the case, the Common Shares acquired upon exercise of a non-qualified stock option are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. Provided that an optionee holds the Common Shares received upon exercise of an ISO for more than two years from the date of grant and more than one year from the date the ISO was exercised, the difference, if any, between the amount realized on a sale or other taxable disposition and the optionee’s tax basis will be long-term capital gain or loss.

Awards Under the Share Bonus Plan

If an Award is payable in Common Shares that are subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the first time the Common Shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier).

Trilogy Metals Inc. Management Information Circular 2026

The holder’s basis for the determination of gain or loss upon the subsequent disposition of Common Shares acquired under the Share Bonus Plan will be the amount of ordinary income recognized either when the Common Shares are received or when the Common Shares are vested. The Company will generally be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code. As to other Awards granted under the Share Bonus Plan that are payable in Common Shares not subject to substantial risk of forfeiture, the holder of the Award must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the date such shares are received). The Company generally will be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code.

RSU Plan

Summary of the plan

The Company’s RSU plan (the “RSU Plan”) is administered by the Compensation Committee of the Board. Employees, directors and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the RSU Plan. In accordance with the terms of the RSU Plan, the Company, under the authority of the Board of Directors through the Compensation Committee, will approve those employees, directors and eligible consultants who are entitled to receive RSUs and the number of RSUs to be awarded to each participant. RSUs awarded to participants are credited to them by means of an entry in a notional account in their favour on the books of the Company. Each RSU awarded conditionally entitles the participant to receive one Common Share (or the cash equivalent) upon attainment of the RSU vesting criteria.

Shareholder Approval

Pursuant to TSX Rules, Shareholders must approve all unallocated entitlements issuable pursuant to the RSU Plan every three years following its institution. Shareholders last approved all unallocated entitlements issuable pursuant to the RSU Plan in 2025.

Vesting

The vesting of RSUs is conditional upon the expiry of a time-based vesting period. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined at the time of the grant by the Compensation Committee.

Once the RSUs vest, the participant is entitled to receive the equivalent number of underlying Common Shares or cash equal to the Market Value of the equivalent number of Common Shares. The vested RSUs may be settled through the issuance of Common Shares from treasury, by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share is defined in the RSU Plan and means, as at any date (if the Common Shares are listed and posted for trading on the TSX), the arithmetic average of the closing price of the Common Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date. The RSUs may be settled on the payout date, which shall be the third anniversary of the date of the grant or such other date as the Compensation Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such RSUs. The expiry date of RSUs will be determined by the Compensation Committee at the time of grant. However, the maximum term for all RSUs is two years after the participant ceases to be an employee or eligible consultant of the Company. All unvested or expired RSUs are available for future grants.

Maximum Number of Common Shares Issued

RSUs may be granted in accordance with the RSU Plan provided the aggregate number of RSUs outstanding pursuant to the RSU Plan from time to time shall not exceed 3% of the number of issued and outstanding Common Shares from time to time.

Trilogy Metals Inc. Management Information Circular 2026

The RSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the RSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the RSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of outstanding Common Shares.

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the RSU Plan, RSUs which have not vested on a participant’s termination date shall terminate and be forfeited. If a participant who is an employee ceases to be an employee as a result of termination of employment without cause, in such case, at the Company’s discretion (unless otherwise provided in the applicable grant agreement), all or a portion of such participant’s RSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited RSUs are available for future grants.

Transferability

RSUs are not assignable or transferable other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall enure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the RSU.

Amendments to the RSU Plan

The Board may, at any time and from time to time, without Shareholder approval, amend the RSU Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the RSU Plan, to correct any ambiguity, defective provision, error or omission in the provisions of the RSU Plan, to change the vesting provisions of RSUs, to change the termination provisions of RSUs or the RSU Plan that does not entail an extension beyond the original expiry date of the RSU, to preserve the intended tax treatment of the benefits provided by the RSU Plan, as contemplated therein, or any amendments necessary or advisable because of any change in applicable laws; provided, however, that no such amendment of the RSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the RSU Plan, and Shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in (i) an increase in the maximum number of Common Shares issuable pursuant to the RSU Plan other than as already contemplated in the RSU Plan; (ii) an extension of the expiry date for RSUs granted to insiders under the RSU Plan; (iii) other types of compensation through Common Share issuance; (iv) expansion of the rights of a participant to assign RSUs beyond what is currently permitted in the RSU Plan; or (v) the addition of new categories of participants, other than as already contemplated in the RSU Plan.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to RSUs awarded under the RSU Plan. The following description applies to RSUs that are subject to U.S. federal income tax. The grant of RSUs should not result in taxable income to the participant at the time of grant. When RSUs are paid out, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the RSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation, including the limitations under Code Section 162(m). A participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.

Trilogy Metals Inc. Management Information Circular 2026

DSU Plan

Summary of the Plan

The Company’s DSU plan (the “DSU Plan”) provides that non-executive directors may elect to receive any or all of their of their annual compensation amount, including but not limited to the annual retainer and any committee fees or chair fees, in DSUs. A DSU is a unit credited to a participant in the DSU Plan by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to a Common Share. All DSUs paid with respect to Annual Compensation will be credited to the director by means of an entry in a DSU Account when such Annual Compensation is payable. The director’s DSU Account will be credited with the number of DSUs determined by dividing the dollar amount of compensation payable in DSUs on the payment date by the Share Price of a Common Share at the time. Share Price is defined in the DSU Plan and means (if the Common Shares are listed and posted for trading on the TSX) the closing price of a Common Share on the TSX averaged over the five (5) consecutive trading days immediately preceding the date of grant or the redemption date, as the case may be. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Additionally, the Board may award such number of DSUs to a non-executive director as the Board deems advisable to provide the director with appropriate equity-based compensation for the services he or she renders to the Company. The Board shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to the director’s DSU Account. The Company and a director who receives such an additional award of DSUs shall enter into a DSU award agreement to evidence the award and the terms applicable thereto.

Generally, a participant in the DSU Plan shall be entitled to redeem his or her DSUs during the period commencing on the Termination Date and ending on the 90th day following the Termination Date, provided, however that for U.S. Eligible Participants, redemption will be made upon such participant’s “separation from service” as defined under Internal Revenue Code Section 409A. Redemptions under the DSU Plan may be in Common Shares issued from treasury, may be purchased by the Company on the open market for delivery to the director, may be settled in cash or any combination of the foregoing.

Shareholder Approval

Pursuant to TSX Rules, Shareholders must approve all unallocated entitlements issuable pursuant to the DSU Plan every three years following its institution. Shareholders last approved all unallocated entitlements issuable pursuant to the DSU Plan in 2025.

Maximum Number of Common Shares Issued

DSUs may be granted in accordance with the DSU Plan, provided the aggregate number of DSUs outstanding pursuant to the DSU Plan from time to time does not exceed 2% of the issued and outstanding Common Shares from time to time.

The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any participant under the DSU Plan except by will or laws of descent and distribution.

Trilogy Metals Inc. Management Information Circular 2026

Amendments to the DSU Plan

The Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan including amendments of a “clerical” or “housekeeping” nature, to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan, amendments to the termination provisions of the DSU Plan, amendments necessary or advisable because of any change in applicable laws, amendments to the transferability of DSUs, amendments relating to the administration of the DSU Plan, or any other amendment, fundamental or otherwise, not requiring Shareholder approval under applicable laws; provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan, and Shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment (i) to increase the maximum number of Common Shares which may be issued under the DSU Plan; (ii) to the amendment provisions of the DSU Plan; or (iii) to the definition of “Participant”.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan. The following description applies to DSUs that are subject to U.S. federal income tax. The grant of DSUs and the crediting of DSUs to a Director’s DSU Account should not result in taxable income to the Director at the time of grant. When DSUs are paid out, the Director will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount. A Director’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Director recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Director’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. To the extent that a Director’s DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), DSUs awarded under the DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the DSU Plan contains certain forfeiture provisions that could apply to DSUs awarded under the DSU Plan in limited circumstances.

Fixed DSU Plan

Summary of the Plan

The Non-Employee Directors Fixed Deferred Share Unit Plan (the “Fixed DSU Plan”) is intended to assist the Company in the preservation of cash by paying the non-employee directors’ fees in equity and, through the proposed issuance by the Company of Common Shares under the Fixed DSU Plan, to promote better alignment of the interests of directors and the long-term interests of Shareholders without increasing overall dilution for Shareholders.

The Board intends to use the deferred share units (the “Fixed DSUs”) issued under the Fixed DSU Plan, as well as DSUs issued under the DSU Plan, options issued under the Equity Incentive Plan and RSUs issued under the RSU Plan, if any, as part of the Company’s overall director compensation plan. Since the value of Fixed DSUs increase or decrease with the price of the Common Shares, Fixed DSUs reflect a philosophy of aligning the interests of directors with those of the Shareholders by tying compensation to share price performance.

The Fixed DSU Plan provides that non-executive directors, of which there are currently six, may elect to receive any or all of their Annual Compensation in Fixed DSUs. A Fixed DSU is a unit credited to a participant in the Fixed DSU Plan by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to a Common Share. All Fixed DSUs paid with respect to Annual Compensation will be credited to the director by means of an entry in a Fixed DSU Account (as defined in the Fixed DSU Plan) when such Annual Compensation is payable. The director’s Fixed DSU Account will be credited with the number of Fixed DSUs determined by dividing the dollar amount of compensation payable in Fixed DSUs on the payment date by the share price of a Common Share at the time. Share price is defined in the Fixed DSU Plan and means (if the Common Shares are listed and posted for trading on the TSX) the closing price of a Common Share on the TSX averaged over the five (5) consecutive trading days immediately preceding the date of grant or the redemption date, as the case may be. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Trilogy Metals Inc. Management Information Circular 2026

Additionally, the Board may award such number of Fixed DSUs to a non-executive director as the Board deems advisable to provide the director with appropriate equity-based compensation for the services he or she renders to the Company. The Board shall determine the date on which such Fixed DSUs may be granted and the date as of which such Fixed DSUs shall be credited to the director’s Fixed DSU Account. The Company and a director who receives such an additional award of Fixed DSUs shall enter into a Fixed DSU award agreement to evidence the award and the terms applicable thereto.

Generally, a participant in the Fixed DSU Plan shall be entitled to redeem his or her Fixed DSUs during the period commencing on the Termination Date (as defined in the Fixed DSU Plan) and ending on the 90th day following the Termination Date, provided, however that for U.S. Eligible Participants, redemption will be made upon such participant’s “separation from service” as defined under Internal Revenue Code Section 409A. Redemptions under the DSU Plan may be in Common Shares issued from treasury, may be purchased by the Company on the open market for delivery to the director, may be settled in cash or any combination of the foregoing.

Shareholder Approval

Shareholders approved the Fixed DSU Plan in 2024.

Maximum Number of Common Shares Issued

Fixed DSUs may be granted in accordance with the Fixed DSU Plan, provided the aggregate number of Common Shares reserved and available for grant or issuance pursuant to the Fixed DSU Plan shall not exceed 1,200,000 Common Shares. The aggregate number of Common Shares that may be issued under DSUs granted under the Fixed DSU Plan shall be reduced by the Common Shares subject to DSUs already granted under the Fixed DSU Plan, and if any Common Shares covered by DSUs are settled in cash or otherwise terminated or cancelled without delivery of any Common Shares, then the number of Common Shares counted against the aggregate number of Common Shares available under the Fixed DSU Plan with respect to such award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting DSUs under the Fixed DSU Plan.

The Fixed DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the Fixed DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the Fixed DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any participant under the Fixed DSU Plan except by will or laws of descent and distribution.

Amendments to the Fixed DSU Plan

The Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the Fixed DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the Fixed DSU Plan including amendments of a “clerical” or “housekeeping” nature, to correct any ambiguity, defective provision, error or omission in the provisions of the Fixed DSU Plan, amendments to the termination provisions of the Fixed DSU Plan, amendments necessary or advisable because of any change in applicable laws, amendments to the transferability of Fixed DSUs, amendments relating to the administration of the Fixed DSU Plan, or any other amendment, fundamental or otherwise, not requiring Shareholder approval under applicable laws; provided, however, that no such amendment of the Fixed DSU Plan may be made without the consent of each affected participant in the Fixed DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the Fixed DSU Plan, and Shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment (i) to increase the maximum number of Common Shares which may be issued under the Fixed DSU Plan; (ii) to the amendment provisions of the Fixed DSU Plan; or (iii) to the definition of “Participant”.

Trilogy Metals Inc. Management Information Circular 2026

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to Fixed DSUs awarded under the Fixed DSU Plan. The following description applies to Fixed DSUs that are subject to U.S. federal income tax. The grant of Fixed DSUs and the crediting of Fixed DSUs to a Director’s Fixed DSU Account should not result in taxable income to the Director at the time of grant. When Fixed DSUs are paid out, the Director will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the Fixed DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount. A Director’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Director recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Director’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. To the extent that a Director’s Fixed DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), Fixed DSUs awarded under the Fixed DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the Fixed DSU Plan contains certain forfeiture provisions that could apply to Fixed DSUs awarded under the Fixed DSU Plan in limited circumstances.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Awards are generally granted annually on fixed dates determined in advance by the Compensation Committee as a routine part of its annual executive compensation review and adjustment practices. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. The Compensation Committee approves all equity award grants on or before the grant date and does not grant awards in anticipation of the release of material nonpublic information. Similarly, the Compensation Committee does not time the release of material nonpublic information based on award grant dates.

Summary of Securities Issued

The following table sets out information concerning the number and price of securities to be issued under the Equity Incentive Plan, RSU Plan, DSU Plan and Fixed DSU Plan to employees and other service providers.

	Equity Incentive Plan	RSU Plan	DSU Plan	Fixed DSU Plan
As at November 30, 2025 (most recently completed fiscal year) - common shares outstanding was 171,069,888
Maximum number of Common Shares reserved for issuance	17,106,988	5,132,096	3,421,197	1,200,000
Maximum percent of Common Shares outstanding	10%	3.0%	2.0%	N/A
Number of Common Shares issuable upon exercise or vesting of option or right	8,433,584	1,798,338	3,206,356	353,950
Percent of Common Shares outstanding (approximate)	4.9%	1.1%	1.9%	0.2%
Weighted average exercise price	$0.79	$0.61	$0.85	$1.23
Number of Common Shares available for future issuance	8,673,404	3,333,758	215,041	846,050
Number of Common Shares available for future issuance as a percent of Common Shares outstanding (approximate)	5.1%	1.9%	0.1%	0.5%
Number of securities granted during the fiscal year	2,125,000	1,811,096	72,943	353,950
Securities granted during the fiscal year as a percentage of the Common Shares issued and outstanding (approximate)	1.2%	1.1%	0.0%	0.2%
Weighted Average Number of Common Shares Outstanding	164,817,519	164,817,519	164,817,519	164,817,519
Annual Burn Rate
2025	1.3%	1.1%	0.0%	0.2%
2024	1.7%	3.8%	0.4%	0.0%
2023	2.1%	3.0%	0.8%	-
Plan Features
Maximum number of Common Shares authorized for issuance to any one insider or such insider’s associate under all share compensation arrangements of the Company within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
As at March 1, 2026 - common shares outstanding was 172,545,639
Maximum number of Common Shares reserved for issuance	17,254,563	5,176,369	3,450,912	1,200,000
Percent of Common Shares outstanding (approximate)	10.0%	3.0%	2.0%	N/A
Number of Common Shares issuable upon exercise or vesting of option or right	9,935,250	951,670	3,206,356	373,693
Percent of Common Shares outstanding (approximate)	5.8%	0.6%	1.9%	0.2%
Weighted average exercise price	$1.46	$1.47	$0.85	$1.37
Number of Common Shares remaining available for future issuances	7,319,313	4,224,699	244,556	826,307
Number of Common Shares available for future issuance as a percent of Common Shares outstanding (approximate)	4.2%	2.4%	0.1%	0.5%

Trilogy Metals Inc. Management Information Circular 2026

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership or control and direction, direct or indirect, of our Common Shares as of March 1, 2026 by:

•	our NEOs;

•	our directors and nominees;

•	all of our executive officers and directors as a group; and

•	each person who is known by us to beneficially own more than 5% of our issued and outstanding Common Shares based on the latest information provided by such person to the Company or such person’s Schedules 13D, 13F and 13G, as applicable, last filed with the SEC.

Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature of Beneficial Interest(1)		Percentage of Class(2)
James Gowans	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	1,302,888	(3)	0.8%
Elaine Sanders	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	4,984,605	(4)	3.0%
Tony Giardini	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	12,397,717	(5)	7.6%
William Hayden	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	916,073	(6)	0.6%
William Hensley	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	861,000	(7)	0.5%
Gregory Lang	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	1,089,032	(8)	0.7%
Janice Stairs	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	1,467,226	(9)	0.9%
Diana Walters	Suite 901, 510 Burrard Street Vancouver, British Columbia Canada, V6C 3A8	981,381	(10)	0.6%
All directors and executive officers as a group (8 individuals)		23,999,945		14.6%
Electrum Strategic Opportunities Fund L.P. (“Electrum”)	600 Fifth Avenue, 24th Floor, New York, NY, USA 10020	31,604,741	(11)	18.3%
South32 Limited (“South32”)	125 St Georges Terrace Perth, Western Australia 6000	18,595,311	(12)	10.8%

(1)	Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities owned by him or her (or certain persons whose ownership is attributed to him or her) or securities that can be acquired by him or her within 60 days, including upon the exercise of options, warrants or convertible securities, regardless of whether the options are in-the-money.

(2)	Based on 172,545,639 Common Shares issued and outstanding as of March 1, 2026, plus any Common Shares deemed to be beneficially owned pursuant to options that are exercisable within 60 days from March 1, 2026.

(3)	Includes 134,046 Common Shares and 505,000 Common Shares underlying options exercisable within 60 days of March 1, 2026, and 100,000 RSUs and 563,842 DSUs as of March 1, 2026.

(4)	Includes 3,406,273 Common Shares and 1,578,332 Common Shares underlying options exercisable within 60 days of March 1, 2026.

(5)	Includes 8,875,393 Common Shares and 3,320,000 Common Shares underlying options exercisable within 60 days of March 1, 2026, and 202,321 DSUs as of March 1, 2026.

(6)	Includes 282,865 Common Shares and 50,000 Common Shares underlying options exercisable within 60 days of March 1, 2026, and 100,000 RSUs and 483,208 DSUs as of March 1, 2026.

(7)	Includes 18,531 Common Shares and 225,000 Common Shares underlying options exercisable within 60 days of March1, 2026, and 100,000 RSUs and 517,469 DSUs as of March 1, 2026.

(8)	Includes 100,000 Common Shares and 275,000 Common Shares underlying options exercisable within 60 days of March 1, 2026, and 100,000 RSUs and 614,032 DSUs as of March 1, 2026.

(9)	Includes 508,158 Common Shares and 315,000 Common Shares underlying options exercisable within 60 days of March 1, 2026, and 644,068 DSUs as of March 1, 2026.

(10)	Includes 51,302 Common Shares and 275,000 Common Shares underlying options exercisable within 60 days of March1, 2026, and 100,000 RSUs and 555,079 DSUs as of March 1, 2026.

(11)	As reported on Form 4 as of December 26, 2025, 31,604,741 Common Shares held by Electrum Strategic Opportunities Fund L.P.

(12)	As reported on South32’s Schedule 13G as of April 25, 2023, South32 has shared voting and dispositive power with respect to 18,595,311 Common Shares. South32 International Investment Holdings Proprietary Limited is a wholly owned subsidiary of South32 and may be deemed to have beneficial ownership of the securities beneficially owned by South32.

Trilogy Metals Inc. Management Information Circular 2026

As of March 1, 2026, we had approximately 1,393 registered holders of Common Shares.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our Company.

DIRECTOR COMPENSATION

Non-executive directors each are eligible to receive an annual retainer of $40,000 in cash of which each director can currently elect to receive any or all of their annual retainer in DSUs. The cash retainer is paid quarterly in arrears. In addition, the Chair of the Audit Committee receives $10,000 and the Chairs of the Compensation Committee, Corporate Governance and Nominating Committee and the Environment, Health, Safety and Technical Committee of the Board (the “EHST Committee”) each receive $5,000 annually, Board Chair receives $12,000 annually and committee member receives $3,000 annually for each committee, all paid on a quarterly basis. Each director is entitled to participate in any security-based compensation arrangement or other plan adopted by the Company from time to time with the approval of the Company’s Board. The directors are reimbursed for expenses incurred on the Company’s behalf. Executive officers who are also directors do not collect Board fees. Board members are eligible to participate in the Equity Incentive Plan, RSU Plan, DSU Plan and Fixed DSU Plan. No additional fees are paid to directors. Director compensation is subject to review and possible change on an annual basis.

During fiscal 2025, non-executive directors were granted 475,000 stock options on December 9, 2024 at an exercise price of C$1.52 all exercisable for a period of five years. These stock options were all fully vested on the grant date.

The Compensation Committee periodically reviews the adequacy and form of the compensation of directors and ensures that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and reports and makes recommendations to the Board accordingly. In 2025, the Compensation Committee engaged the Compensation Consultant to perform an independent third-party review of directors’ compensation. The Compensation Committee will consider a full independent review of executive compensation, director compensation and/or peer group comparators in the future. No changes were made to the director compensation program for 2025 following the independent review.

Director Compensation Table

The summary compensation table below sets out the compensation provided to the Company’s directors for the fiscal year ended November 30, 2025.

Name	Fees Earned(1) $	Stock Awards(2) $	All Other Compensation $	Option Awards(3) $	Total $
James Gowans	64,613	31,200	-	44,517	140,330
William Hayden	46,000	31,200	-	44,517	121,717
William Hensley	51,000	31,200	-	44,517	126,717
Gregory Lang	51,000	31,200	-	44,517	126,717
Janice Stairs	58,000	31,200	-	59,356	148,556
Diana Walters	56,000	31,200	-	44,517	131,717

(1)	Fees earned for the fiscal year ended 2025 by the Board have been paid out in DSUs.

(2)	On December 9, 2024 each director received an annual grant of 30,000 DSUs valued at $1.04 per share. The directors are not eligible to redeem the DSUs until they retire from the Company. The value of the amounts in respect of stock-based awards is based upon the fair value at time of grant.

(3)	On December 9, 2024 each director received an annual grant of 75,000 stock options, except the Chair of the Board, who received 100,000 stock options, at an exercise price of C$1.52 and were fair valued at $0.59 per stock option.

DSU Plan for Directors

The DSU Plan has been established by the Company to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board. In an effort to preserve cash and to build share ownership, the Directors can elect to receive in DSUs any or all of their Annual Compensation by completing and delivering a written election to the Company on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for calendar quarters beginning during the calendar year following the date of such election. All of the directors elected to receive in DSUs 100% of their Annual Compensation for 2025. Directors are not eligible to redeem the DSUs until they retire from the Company. This plan was originally approved by the Board on November 29, 2012 and the Company’s Shareholders on May 21, 2013.

Trilogy Metals Inc. Management Information Circular 2026

The unallocated entitlements under the DSU Plan were last approved by the Company’s Shareholders in 2025.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets out information concerning all option-based and share-based awards outstanding for each director (excluding NEOs) as of November 30, 2025 including awards granted before the most recently completed financial year.

		Option-Based Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the- money Options(1) $
James Gowans	12/09/2024	75,000	1.52	12/08/2029	1,598,812
	12/07/2023	50,000	0.59	12/06/2028
	12/08/2022	280,000	0.78	12/07/2027
	12/09/2021	50,000	2.21	12/08/2026
	12/10/2020	100,000	2.52	12/09/2025
William Hensley	12/09/2024	75,000	1.52	12/08/2029	556,402
	12/08/2022	50,000	0.78	12/07/2027
	12/09/2021	50,000	2.21	12/08/2026
Gregory Lang	12/09/2024	75,000	1.52	12/08/2029	870,821
	12/07/2023	50,000	0.59	12/06/2028
	12/08/2022	50,000	0.78	12/07/2027
	12/09/2021	50,000	2.21	12/08/2026
	12/10/2020	50,000	2.52	12/09/2025
Janice Stairs	12/09/2024	100,000	1.52	12/08/2029	827,360
	12/07/2023	50,000	0.59	12/06/2028
	12/08/2022	50,000	0.78	12/07/2027
	12/09/2021	50,000	2.21	12/08/2026
Diana Walters	12/09/2024	75,000	1.52	12/08/2029	748,130
	12/07/2023	50,000	0.59	12/06/2028
	12/08/2022	50,000	0.78	12/07/2027
	12/09/2021	50,000	2.21	12/08/2026

(1)	Based on the price of the Company’s Common Shares on the TSX as of November 28, 2025 of C$5.95 less the option exercise price converted into US dollars at the exchange rate on November 28, 2025 of C$1.00 = $0.7154 US dollars.

Trilogy Metals Inc. Management Information Circular 2026

Value Vested or Earned During the Year

The following table sets out information concerning the value of incentive plan awards – option-based and share- based awards as well as non-equity incentive plan compensation – vested or earned by each director (other than NEOs) during the financial year ended November 30, 2025.

	Option-Based Awards		Share-Based Awards
Name	Number of Securities Underlying Options Vested	Value Vested During the Year(2) $	Number of Shares or Units of Shares Vested	Value Vested During the Year(1) $	Non-equity Incentive Plan Compensation – Value Earned During the Year $
James Gowans	75,000	44,517	30,000	31,200	-
William Hayden	75,000	44,517	30,000	31,200	-
William Hensley	75,000	44,517	30,000	31,200	-
Gregory Lang	75,000	44,517	30,000	31,200	-
Janice Stairs	100,000	59,356	30,000	31,200	-
Diana Walters	75,000	44,517	30,000	31,200	-

(1)	Amounts in respect of share-based awards are based upon the market value of the unit at time of $1.04 per unit.

(2)	Amounts in respect of option-based awards valued on the grant date of December 9, 2024 using the Black-Scholes valuation model of $0.59 per option.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of November 30, 2025, and the date of this Circular, the aggregate indebtedness to the Company and its subsidiaries of all officers, directors, proposed directors and employees, and their respective associates and affiliates, and former officers, directors and employees of the Company or any of its subsidiaries was $nil. The Company has not provided any financial assistance to any participants under any compensation arrangement to facilitate the purchase of securities.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

None of the Company’s directors, executive officers, nominees for director, beneficial owners of more than 5% of the Common Shares or any of their immediate family members was indebted to the Company or had any material interest, direct or indirect, in any transaction entered into by the Company since the beginning of the two most recently completed fiscal years where the amount involved exceeds $120,000.

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related person transactions if the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. The Audit Committee does not currently have a written related party transaction policy but its practice is to consider relevant factors and circumstances in determining whether or not to approve or ratify such a transaction. Based on its consideration of all relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the overall best interests of the Company.

Parent of Smaller Reporting Company

The Company has no parent.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit Committee and Corporate Governance and Nominating Committee, monitors changes in legal requirements and best practices.

Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and recommended by National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Trilogy Metals Inc. Management Information Circular 2026

Board of Directors

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. The Board is currently comprised of seven directors, a majority of whom (6) are independent. Messrs. Gowans, Hayden, Hensley, Lang, and Mmes. Stairs and Walters are considered to be “independent” directors for the purposes of NI 58-101, under the applicable NYSE American standards and SEC rules. Mr. Giardini is not independent at present time as he currently serves as an executive officer of the Company. The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every three months. Between the scheduled meetings, the Board meets as required. A total of ten board meetings have been held since December 1, 2024, being the beginning of the Company’s most recently completed financial year to the date of this circular. The majority of the directors attended 100 percent of the aggregate of the total number of meetings of the Board and subcommittees of the Board on which he/she served. For additional information on Board and other committee meeting attendance, see the director biographies under the “Information Concerning the Board of Directors, Director Nominees and Executive Officers” section of this Circular.

The Company’s independent directors are expected to meet at least annually in executive session without the presence of non-independent directors and management. Also, in order to facilitate open and candid discussion among independent directors, from time to time as circumstances dictate, the non-independent directors and any representatives of management in attendance at meetings of the Board are excused. At the end of regularly scheduled Board meetings, the directors regularly meet in-camera without management present. Since December 1, 2024, the independent directors held a total of ten such in-camera meetings.

The Board members are not required to attend the annual and special meeting of Shareholders.

The Board has four standing committees: Compensation, Audit, Corporate Governance and Nominating and Environment, Health, Safety and Technical. Special committees are formed as needed.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for the Company’s directors, officers and employees, as well as a Code of Conduct for Chief Executive and Senior Financial Officers (the “Senior Officer Code”) for the Company’s CEO, CFO and Corporate Controller. Copies of the Ethics Code and the Senior Officer Code are available on the Company’s website at www.trilogymetals.com, on SEDAR+ at www.sedarplus.ca and may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular. The Company intends to disclose on its website or by filing a Form 8-K, any change to, or waivers from, the Senior Officer Code or the Ethics Code that relates to any element of “code of ethics” enumerated in Item 406(b) in Regulation S-K or otherwise required by the rules of the NYSE American.

The Company has appointed the Company’s CFO to serve as the Company’s Ethics Officer to ensure adherence to the Ethics Code. Under the Ethics Code, directors, officers and employees are required to disclose any actual or potential conflict of interest to the Company’s Ethics Officer or the Chair of the Audit Committee. Under the Ethics Code, no director, officer or employee shall:

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

ο	competes with the Company;

ο	supplies products or services to the Company; or

ο	purchases products or services from the Company;

•	have any financial interest, including significant stock ownership, which means 10% or more of the common stock, in any entity with which the Company does business that might create or give the appearance of a conflict of interest;

•	seek or accept any personal loan or services from any entity with which the Company does business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business, if the demands of the outside business would interfere with the director’s, officer’s or employee’s responsibilities to the Company;

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•	accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

•	conduct business on behalf of the Company with immediate family, which includes spouses, children, parents, siblings and persons sharing the same home, whether or not legal relatives.

The Ethics Code also describes how the Company is committed to honest and ethical conduct by all directors, officers, employees and other representatives, providing full, accurate, timely and understandable disclosure and compliance with all laws, rules and regulations.

The Company has also established a “Whistle Blower Policy” whereby the Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls or auditing matters to the Audit Committee. Monitoring of accounting, internal control and auditing matters, as well as violations of the law, the Ethics Code and other Company policies or directives, occurs through the reporting of complaints or concerns through an anonymous whistleblower hotline accessible by telephone, fax or internet.

Certain of the Company’s directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies. To the extent that such other companies may participate in business ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Board, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms and such director will not participate in negotiating and concluding terms of any proposed transaction. Any director or officer who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material or if required to do so by corporate or securities law.

As at the date of this circular, the following directors and officers currently serve on the following boards of directors of other public companies:

Name	Reporting Issuer
William Hayden	Nevada King Gold Corp. (TSX-V: NKG) New Found Gold Corp. (TSX-V: NFG, NYSE-A: NFGC)
Gregory Lang	NOVAGOLD Resources Inc. (TSX, NYSE American: NG)
James Gowans	NexGold Mining Corp. (TSX: TML) NexMetals Corp. (formerly, Premium Resources Ltd.) (TSX-V: NEXM) Teck Resources Limited (TSX, NYSE: TECK)
Diana Walters	Platinum Group Metals (TSX: PTM, NYSE American: PLG) NuScale Power, LLC (NYSE: SMR)

Board Mandate

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters.

Trilogy Metals Inc. Management Information Circular 2026

The Board has adopted a written mandate, a copy of which is attached herewith as Appendix “A”. The mandate of the Board is to enhance and preserve long term shareholder value, and to ensure the Company meets the Company’s obligations on an ongoing basis and operates in a reliable and safe manner. In accordance with its mandate, the Board is expected to, among other things:

•	review and approve strategic plans on an annual basis and monitor annual programs in relation to strategic plans;

•	review operating and financial performance relative to budgets and objectives;

•	ensure the integrity and effectiveness of the Company’s internal control and management information systems;

•	understand the principal risks of the Company’s business and ensure that there are systems in place which effectively monitor and manage those risks with a view to the Company’s long-term viability;

•	monitor and evaluate the performance of the CEO, establish compensation programs and succession planning and determine compensation of the CEO and senior management;

•	ensure the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

•	appoint Board committees, including the Audit Committee, and delegate to those committees any appropriate powers of the Board; and

•	adopt a communication and disclosure policy for the Company and ensure the Company has in place effective communication processes with shareholders and other stakeholders and with financial, regulatory and other institutions and agencies.

Position Descriptions

The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and the EHST Committee is required to ensure the committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the committee. The Board has developed a written position description for the Chair of the Board and this position is presently held by Janice Stairs. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. While not required by the position descriptions, the position of the Chair and the CEO are separate, and the Chair is an independent director.

The Board has also developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO shall establish the strategic and operational priorities of the Company and provide leadership to the management team. The CEO is directly responsible to the Board for all activities of the Company.

Orientation and Continuing Education

The Company provides an orientation and education program to new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters and recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in matters material to the Company’s business and in areas outside of the specific expertise of the Board members. Historically, all new members of the Board have been experienced in the mining sector so no general mining orientation has been necessary.

Continuing education helps directors keep up to date on changing governance issues and requirements and legislation or regulations in their field of experience. The Board recognizes the importance of ongoing education for the directors and senior management of the Company and the need for each director and officer to take personal responsibility for this process. To facilitate ongoing education, the CEO or the Board may from time to time, as required:

•	request that directors or officers determine their training and education needs;

•	arrange visits to the Company’s projects or operations;

•	arrange funding for the attendance at seminars or conferences of interest and relevance to their position; and

Trilogy Metals Inc. Management Information Circular 2026

•	encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.

From the beginning of the fiscal year ended November 30, 2025 to the date of the circular, directors participated in Company-provided educational sessions and received educational materials on the topics outlined below.

Date	Educational Program	Presented/Prepared By	Participants
March 13, 2025	Post US Election Update	Dorsey & Whitney LLP	Board of Directors
June 24, 2025	Capital Markets and M&A Landscape	BMO Capital Markets	Board of Directors
October 2, 2025	Proposed Changes to National Instrument 43-101	Blakes, Cassels & Graydon LLP	Board of Directors
February 12, 2026	Federal Permitting in the United States	Rimelmanconsulting LLC	Board of Directors

The Board also encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.

Board’s Role in Risk Oversight

While Company management is charged with the day-to-day management of risks the Company faces including credit risk, liquidity risk and operational risk, as well as cybersecurity risk, the Audit Committee, pursuant to its charter, is responsible for oversight of risk management. Oversight begins with the Board and the Audit Committee. The Audit Committee consists of three independent directors. The Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company’s principal risks, both financial and non-financial, and reviews updates on these risks from Company management. The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and financial statements. In addition, the Audit Committee is charged with the responsibility of evaluating related party transactions and conflicts of interest. The Audit Committee reports periodically to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management.

The Board leadership structure promotes effective oversight of the Company’s risk management for the same reasons that the structure is most effective for the Company in general, that is, by providing the CEO and other members of senior management with the responsibility to assess and manage the Company’s day-to-day risk exposure and providing the Board, and specifically the Audit Committee, with the responsibility to oversee these efforts of management.

Insider Trading and Anti-Hedging and Anti-Pledging Policy

We have adopted an “Insider Trading Policy” that governs the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers, employees and other parties covered by the Insider Trading Policy that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report.

Directors and all employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director or employee, including our executive officers, to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited.

Trilogy Metals Inc. Management Information Circular 2026

We also prohibit our directors, executive officers and certain of our other employees that are subject to the pre- clearance procedures of our ‘Insider Trading Policy’ from holding our securities in margin accounts or otherwise pledging our securities for a loan. Additionally, we prohibit our directors and employees, including our executive officers, from engaging in short sales of our securities and purchasing and selling put options, call options or other such derivative securities relating to our securities.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Blake, Cassels & Graydon LLP, Corporate Secretary, Elaine M. Sanders, Trilogy Metals Inc. 1133 Melville, Suite 3500, The Stack, Vancouver, BC, V6E 4E5. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Audit Committee and Audit Committee Financial Expert

The Board has appointed an Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal financial controls and audit function and the performance of the independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The members of the Audit Committee are elected annually by the Board at the annual organizational meeting. The members of the Audit Committee shall meet the independence and experience requirements of the NYSE American and Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The Company’s Audit Committee consists of fully independent members and the Company’s “audit committee financial expert” is Diana Walters. The Audit Committee meetings are held quarterly at a minimum. The Audit Committee met five times in the year ended November 30, 2025. The Company’s Audit Committee Charter is available on the Company’s website at www.trilogymetals.com.

Corporate Governance and Nominating Committee

The Board is responsible for approving directors for nomination and election and filling vacancies among the directors. In all cases, the Board will consider the recommendations of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of William Hensley (Chair), Diana Walters and Janice Stairs. All members of the Corporate Governance and Nominating Committee are independent under applicable NYSE American requirements. The Corporate Governance and Nominating Committee met four times in the year ended November 30, 2025.

The Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at www.trilogymetals.com, states that the Corporate Governance and Nominating Committee will assist the Board by:

(a)	recommending, annually, the members proposed for re-election to the Board and identifying and recommending new nominees;

(b)	recommending to the Board, on an annual basis, director nominees for each Board committee;

Trilogy Metals Inc. Management Information Circular 2026

(c)	in consultation with the Board, establishing criteria for Board membership and recommending Board composition; and

(d)	developing and overseeing a process for director succession, including reviewing and assessing new candidates for appointment or nomination to the Board.

Director Nomination Policies

The Corporate Governance and Nominating Committee is responsible for reviewing any Shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Corporate Governance and Nominating Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company’s policies regarding Shareholder requests for nominations, see the section entitled “Shareholder Proposals” in this Circular. None of the current nominees were nominated by a Shareholder pursuant to a shareholder proposal.

Annually, the Corporate Governance and Nominating Committee follows a process designed to consider the re- election of existing directors and, if applicable, to seek individuals qualified to become new Board members for recommendation to the Board to fill any vacancies. The Corporate Governance and Nominating Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions and extensive knowledge in the mining industry, finance and other areas, and in particular, experience with regards to exploration and development of mineral properties, financial reporting, risk management and business strategy. With respect to nominating existing directors, the Corporate Governance and Nominating Committee reviews relevant information available to it and assesses each individual’s continued ability and willingness to serve as a director. The Corporate Governance and Nominating Committee also assesses each person’s contribution in light of the mix of skills and experience the Corporate Governance and Nominating Committee deems appropriate for the Board.

With respect to establishing criteria for Board membership and recommending the composition of the Board, the Corporate Governance and Nominating Committee is required by its charter to consider diversity in experience and perspectives in addition to general skills and competencies. Also, of consideration and interest are the experiences that personal diversity, including ethnicity, gender and education, can add to the Board.

Board Renewal

Director term limits were considered by both the Corporate Governance and Nominations Committee and the Board and the Board has determined to not adopt a mandatory tenure or retirement age policy at this time. To ensure adequate board renewal, the Corporate Governance and Nominations Committee is responsible for conducting an annual assessment of the Board. The assessment includes an evaluation of the tenure and performance of individual directors and a review of the composition and effectiveness of the Board and its committees. Assessments include a review of skills and competencies, both universal, which are important for all Board members to possess, and collective, which are important for one or more Board members to possess for the effective stewardship of the Company. The assessment will also consider whether there is sufficient diversity on the Board and its committees. The results of the annual assessment are reported to the Board along with any recommendations from the Corporate Governance and Nominations Committee for improving the composition of the Board.

Diversity Policy

The Company recognizes and embraces the benefits of having a diverse Board and executive team and has developed and the Board has approved a written diversity policy (the “Diversity Policy”). A diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender and other distinctions between directors. These differences will be considered in determining the composition of the Board. All Board and executive appointments are made on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective.

Trilogy Metals Inc. Management Information Circular 2026

The Corporate Governance and Nominations Committee reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors. The Corporate Governance and Nominations Committee also oversees the conduct of the annual review of Board effectiveness.

The Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the role that women with the right skills and experience can play in contributing to diversity of the perspective in the boardroom and at the executive level. Selection of female candidates to join the Board or the executive team will be, in part, dependent on the pool of female candidates with the necessary skills, knowledge and experience. The ultimate decision will be based on merit and the contribution the chosen candidate will bring to the Company.

The Diversity Policy also covers senior executive appointments and requires the CEO to have reference to the policy in selecting and assessing candidates and in presenting recommendations to the Board regarding appointments to the senior executive team. The Diversity Policy requires the Board to also consider gender diversity and the objectives of the policy when considering those recommendations.

At the date of adoption of the Diversity Policy, the Board’s aspirational target was to ensure that at least 25% of the Board was made up of women. Although the Company has not adopted specific targets for women in executive positions, the Company has had female leadership in executive positions since the Company’s inception. As women already hold 50% of the executive officer positions, a target would be unnecessary at this time and would be considered when and if the composition of the executive team changes.

The Company adopted a formal Diversity Policy during the 2016 fiscal year, reinforcing the Board’s position of considering diversity as an important aspect of its decision making when recommending appointments to the Board or the executive team. Below is a chart showing the number of women on the Company’s Board and in executive officer positions at the end of the Company’s fiscal year.

	Board Positions				Executive Officer Positions
As at the End of the Fiscal Year	Target	# of Women on Board	Total # of Board Members	Percent	Target	# of Women Executive Officers	Total # of Executive Officers	Percent
2025	25%	2	7	28.6%	N/A	1	2	50%
2024	25%	2	7	28.6%	N/A	1	2	50%
2023	25%	2	7	28.6%	N/A	1	2	50%
2022	25%	2	8	25%	N/A	1	2	50%
2021	25%	2	8	25%	N/A	1	2	50%
2020	25%	2	8	25%	N/A	1	2	50%

Majority Voting Policy

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ Meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the Chair of the Board. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering all factors deemed relevant. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholders’ Meeting and announce its decision by press release. Absent exceptional circumstances, the Board will be expected to accept the resignation which will be effective on such date. The policy does not apply in circumstances involving contested director elections.

Trilogy Metals Inc. Management Information Circular 2026

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an executive officer or employee of the Company or its subsidiary. The Board has a Compensation Committee, as more fully described under the heading “Statement of Executive Compensation – Compensation Discussion and Analysis” of this Circular.

No executive officer of the Company is or has been a director or member of the compensation committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee.

There were no Compensation Committee or Board interlocks among the members of our Board during 2025.

Other Board of Directors’ Committees

In addition to the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, the Company also has an Environment, Health, Safety and Technical Committee (“EHST”).

The role of the EHST Committee is to review, monitor and assess the effectiveness of the Company’s environmental policies and activities and the Company’s activities as they relate to health and safety issues. The EHST Committee is comprised of Gregory Lang (Chair), James Gowans and William Hayden.

Special committees are formed as needed.

Assessments

The Board is responsible for selecting and appointing executive officers and for monitoring their performance. The performance of executive officers is annually measured against pre-set objectives and the performance of mining companies of comparable size. The Corporate Governance and Nominating Committee is responsible for overseeing the development and implementation of a process for assessing the effectiveness of the Board, its committees and its members. The Corporate Governance and Nominating Committee may request each director to provide his or her assessment of the effectiveness of the Board and each evaluation should take into account the competencies and skills each director is expected to bring to his or her particular role on the Board or on a committee, as well as any other relevant facts.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with his/her best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. The Company will furnish to Shareholders, free of charge, a hardcopy of the Company’s financial statements and management’s discussion and analysis and/or a hardcopy of the Company’s Annual Report for the fiscal year ended November 30, 2025, upon request to Corporate Secretary at Trilogy Metals Inc., Suite 901, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, Telephone 604-638-8088, Fax 604-638-0644. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

Trilogy Metals Inc. Management Information Circular 2026

HOUSEHOLDING

The SEC’s rules permit the Company to deliver a single set of proxy materials to one address shared by two or more of Shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. The Company has delivered only one set of proxy materials to Shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company has received contrary instructions from any Shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.

SHAREHOLDER PROPOSALS

Pursuant to the rules of the SEC, Shareholder proposals intended to be presented at the 2027 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2026 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than November 28, 2026, which is 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year’s annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any Shareholder proposal in the proxy materials for the 2026 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Company’s Articles do not provide a method for a Shareholder to submit a proposal for consideration at the 2025 annual general meeting of the Shareholders. However, the BCBCA, in Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:

(a)	is a registered owner or beneficial owner of one or more Common Shares; and

(b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal.

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of C$2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

Trilogy Metals Inc. Management Information Circular 2026

Pursuant to our advance notice policy, shareholder director nominations must be made not less than 30 days and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. To comply with the universal proxy rules, shareholders who intend to solicit proxies for shareholder director nominations must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 30, 2026. Shareholder director nominations must be made by a registered owner or beneficial owner of shares of the Company entitled to vote at the annual meeting. The notice of a shareholder director nomination must be delivered to the Company Secretary in writing and must contain certain prescribed information as specified in the Company’s constating documents or advance notice policy.

Proxies for the 2026 annual meeting of the Shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice (i) by the times specified above with respect to shareholder director nominations or (ii) with respect to all other proposals, at least three months before the anniversary of the Meeting. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year. Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

Trilogy Metals Inc.

Attention: Elaine Sanders, Corporate Secretary

c/o Blake, Cassels & Graydon LLP

1133 Melville, Suite 3500, The Stack, Vancouver, BC, V6E 4E5

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS, THIS 27th DAY OF MARCH, 2026.

“Tony Giardini”
Tony Giardini
President and Chief Executive Officer

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

APPENDIX A BOARD MANDATE

TRILOGY METALS INC.

(the “Company”)

BOARD OF DIRECTORS TERMS OF REFERENCE

A.	PURPOSE

The Board of Directors (the “Board”) has the responsibility for the stewardship of the Company and to oversee the conduct of the business of the Company. The Board’s fundamental objectives are to enhance and preserve long-term shareholder value, to ensure the Company meets its obligations on an ongoing basis and that the Company operates in a reliable and safe manner. In performing its functions, the Board should also consider the legitimate interests its other stakeholders such as employees, customers and communities may have in the Company. In overseeing the conduct of the business, the Board, through the Chief Executive Officer (“CEO”), shall set the standards of conduct for the enterprise.

B.	COMPOSITION, PROCEDURES AND ORGANIZATION

The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board retains the responsibility for managing its own affairs including selecting its Chair, nominating candidates for election to the Board, constituting committees of the full Board and determining Director compensation. Subject to the Company’s constating documents, the Business Corporations Act (British Columbia) (the “BCBCA”), and the rules and requirements of any securities exchanges that the Company’s securities are listed on, the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.

The Board shall determine the number of directors, which shall not be less than 3, required to effectively manage the Company’s affairs. The Board shall review the recommendation from the Company’s Corporate Governance and Nominating Committee regarding the nominees, and shall recommend the slate of nominees for election by shareholders at the annual meeting. The directors are elected annually at the Company’s annual meeting of shareholders and must meet the requirements of applicable corporate and securities laws, rules and regulations, including those of applicable stock exchanges on which the Company’s shares are listed (“Applicable Laws”).

The majority of the directors shall be independent as determined by Applicable Laws.

The Board shall meet at least 4 times per year, and may also hold additional meetings as considered necessary. The independent directors shall meet on a regular basis as often as necessary to fulfill their responsibilities including at least once every year in an executive session without the presence of non-independent directors and management.

The Board has developed a calendar of the activities to be undertaken by the Board for each meeting, a copy of which is attached hereto as Appendix “A”.

C.	DUTIES AND RESPONSIBILITIES

The Board’s principal duties and responsibilities fall into a number of categories which are outlined below.

1.	Legal Requirements

(a)	The Board has the responsibility to ensure that legal requirements have been met and documents and records have been properly prepared, approved and maintained;

(b)	The Board has the statutory responsibility to:

(i)	supervise the management of the business and affairs of the Company;

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

(ii)	act honestly and in good faith with a view to the best interests of the Company;

(iii)	exercise the care, diligence and skill that reasonable, prudent people would exercise in comparable circumstances; and

(iv)	act in accordance with its obligations contained in the BCBCA and the regulations thereto, the Company’s constating documents, the Securities Act of each province and territory of Canada, the federal securities laws of the United States, the rules and regulations of securities exchanges on which its securities are listed, including, without limitation, the Toronto Stock Exchange and the NYSE American LLC, and other relevant and applicable legislation and regulations.

2.	Independence

The Board has the responsibility to ensure that appropriate structures and procedures are in place to permit the Board to function independently of management.

3.	Strategy Determination

The Board has the responsibility to:

(a)	at least annually, participate with management, in the development of, and ultimately approve, the Company’s strategic plan, taking into account, among other things, the opportunities and risks of the Company’s business;

(b)	approve annual capital and operating budgets that support the Company’s ability to meet its strategic objectives;

(c)	approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Company;

(d)	approve financial and operating objectives used in determining compensation if they are different from the strategic, capital or operating plans referred to above;

(e)	approve material divestitures and acquisitions;

(f)	monitor the Company’s progress towards its strategic objectives, and revise and alter its direction through management in light of changing circumstances;

(g)	conduct periodic reviews of human, technological and capital resources required to implement the Company’s strategy and the regulatory, cultural or governmental constraints on the business; and

(h)	review, at every regularly scheduled Board meeting if feasible, recent developments that may affect the Company’s strategy, and advise management on emerging trends and issues.

4.	Financial and Corporate Issues

The Board has the responsibility:

(a)	to take reasonable steps to ensure the integrity and effectiveness of the Company’s internal control and management information systems, including the evaluation and assessment of information provided by management and others (e.g., internal and external auditors) about the integrity and effectiveness of the Company’s internal control and management information systems;

(b)	to review operating and financial performance relative to budgets and objectives;

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

(c)	to approve the annual financial statements and notes thereto, management’s discussion & analysis of financial condition and results of operations contained in the annual report, the annual information form, the annual report on Form 10-K and the management information circular;

(d)	to submit the Audit Committee’s appointment of the external auditors for the Company to the shareholders of the Company for ratification; and

(e)	to approve significant contracts, transactions, and other arrangements or commitments that may be expected to have a material impact on the Company.

5.	Managing Risk

The Board has the responsibility to understand the principal risks of the business in which the Company is engaged, to achieve a proper balance between risks incurred and the potential return to shareholders, and to ensure that there are systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Company.

6.	Cybersecurity and Artificial Intelligence

The Board has the responsibility to oversee the Company’s cybersecurity and artificial intelligence strategies, and the implementation of appropriate systems by management to manage related risks.

7.	Appointment, Training and Monitoring Senior Management

The Board has the responsibility:

(a)	to appoint the CEO, to monitor and assess CEO performance against corporate goals and objectives, to determine CEO compensation, to consider the recommendations of the Compensation Committee, and to provide advice and counsel in the execution of the CEO’s duties;

(b)	to approve the appointment and remuneration of all executive officers, acting upon the advice of the CEO;

(c)	to the extent possible, to satisfy itself as to the integrity of the CEO and other executive officers and satisfy itself that the CEO and other executive officers are creating a culture of integrity throughout the Company;

(d)	to approve certain decisions relating to executive management, including the:

(i)	appointment and discharge of executive officers;

(ii)	compensation and benefits for executive officers;

(iii)	acceptance by the CEO of any outside directorships on public companies or any significant public service commitments; and

(iv)	employment, consulting, retirement and severance agreements, and other special arrangements proposed for senior officers; and

(e)	to ensure that adequate provision has been made to train and develop management and for the orderly succession of the CEO and the other senior officers.

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

8.	Policies, Procedures and Compliance

The Board has the responsibility:

(a)	to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

(b)	to approve and monitor compliance with significant policies and procedures by which the Company is operated;

(c)	to ensure the Company sets high environmental standards in its operations and is in compliance with environmental laws and legislation;

(d)	to ensure the Company has in place appropriate programs and policies for the health and safety of its employees in the workplace; and

(e)	to review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

9.	Governance

The Board has the responsibility:

(a)	to appoint Board committees, including an Audit Committee, and delegate to those committees any appropriate powers of the Board;

(b)	to review the size and composition required of the Board and approve nominations for candidates for election to the Board, with a view to ensuring that the Board is comprised of directors with the necessary skills and experience to facilitate effective decision-making;

(c)	to develop the Company’s approach to corporate governance; and

(d)	to review annually its terms of reference and its performance and the performance of the Board committees, the Chair of the Board, the Lead Director where applicable, and the Chair of the committees to ensure that the Board and the committees are operating effectively.

10.	Reporting and Communication

The Board has the responsibility:

(a)	to adopt a communication or disclosure policy for the Company and ensure that the Company has in place effective communication processes with shareholders and other stakeholders (including measures to enable stakeholders to communicate with the independent directors of the Board) and with financial, regulatory and other institutions and agencies;

(b)	to ensure that the financial performance of the Company is accurately reported to shareholders, other security holders and regulators on a timely and regular basis in accordance with all applicable securities laws, rules and regulations;

(c)	to ensure that the financial results are reported fairly and in accordance with generally accepted accounting principles in effect at the time and all applicable securities laws, rules and regulations;

(d)	to ensure the timely reporting of any other developments that have a significant and material impact on the value of the Company;

(e)	to approve the content of the Company’s major communications to shareholders and the investing public, including the interim/annual reports (including the financial statements and management, discussion and analysis), the management information circular (including compensation, discussion and analysis and the disclosure of corporate governance practices), the annual information form, any prospectuses that may be issued, and any significant information respecting the Company contained in any documents incorporated by reference in any such prospectuses; and

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

(f)	to report annually to shareholders on its stewardship of the affairs of the Company for the preceding year.

D.	THE CHAIR OF THE BOARD & LEAD DIRECTOR

The Chair is accountable to the Board and shall have the duties of a member of the Board as set out in applicable corporate laws and in the Company’s constating documents and as otherwise determined by the Board. The Chair, or Lead Director where applicable, is responsible for the management, development and effective performance of the Board and leads the Board to ensure that it fulfills its duties as required by law and as set out in the Board Terms of Reference.

1.	Appointment

The Chair shall be appointed annually by the Board and shall have such skills and abilities appropriate to the appointment of the Chair as shall be determined necessary and desirable by the Board.

2.	Qualifications of the Board Chair

The Chair shall be a duly elected member of the Board and shall be independent as defined under applicable securities laws, rules and regulations and the requirements of any applicable securities exchanges, unless the Board determines that it is inappropriate to require the Chair to be independent. If the Board determines that it would be inappropriate to require the Chair of the Board to be independent, then the independent directors shall select from among their number a director who will act as “Lead Director” and who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. The Chair, if independent, or the Lead Director if the Chair is not independent, shall act as the effective leader of the Board and ensure that the Board’s agenda will enable it to successfully carry out its duties.

3.	Vacancy

Where a vacancy occurs at any time in the position of Chair or Lead Director where applicable, it shall be filled by the Board. The Board may remove and replace the Chair or Lead Director where applicable at any time.

4.	Duties

The Chair, or Lead Director where applicable, has the responsibility to:

(a)	organize the Board to function independently of management;

(b)	promote ethical and responsible decision making, appropriate oversight of management and best practices in corporate governance;

(c)	ensure that the Board works as a cohesive team and provide the leadership essential for this purpose;

(d)	ensure that the responsibilities of the Board are well understood by both the Board and management, and that the boundaries between Board and management responsibilities are clearly understood and respected;

(e)	manage the affairs of the Board, including ensuring that the Board is organized properly, functions effectively and meets its obligations and responsibilities;

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

(f)	act as a liaison between the Board and senior management to ensure that relationships between the Board and senior management are conducted in a professional and constructive manner;

(g)	provide advice, counsel and mentorship to other members of the Board, the President and CEO and other senior members of management;

(h)	lead the Board in establishing, reviewing and monitoring the strategy, goals, objectives and policies of the Company;

(i)	communicate all major developments and issues to the Board in a timely manner, initiate opportune discussion of such matters and ensure provision to the Board of sufficient information to permit the Board to fulfill its oversight responsibilities;

(j)	communicate with all members of the Board to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Board and its committees;

(k)	adopt procedures to ensure that the Board can conduct its work effectively and efficiently, including committee structure and composition, scheduling, and management of meetings;

(l)	ensure that, where functions are delegated to appropriate committees, the functions are carried out and the results thereof are reported to the Board;

(m)	as necessary and in consultation with the President and/or CEO, ensure the Company, and where appropriate the Board, is adequately represented at official functions and meetings with major shareholders, other stakeholders, financial analysts, media and the investment community;

(n)	determine, in consultation with the Board and management, the time and places of the meetings of the Board and of the annual general meeting;

(o)	co-ordinate with management and the Secretary to ensure that matters to be considered by the Board are properly presented and given the appropriate opportunity for discussion;

(p)	ensure the Board has the opportunity to meet without members of management present on a regular basis;

(q)	assist in the preparation of the agenda of the Board meetings;

(r)	preside as chair of each meeting of the Board and as chair of each meeting of the shareholders of the Company; and

(s)	carry out other duties as requested by the Board as a whole, depending on need and circumstance.

E.	COMMITTEE CHAIRS

1.	Appointment

The Chair of each Committee shall be appointed annually by the Board.

2.	Qualifications of a Committee Chair

Each Committee Chair shall be a duly elected member of the Board.

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

3.	Vacancy

Where a vacancy occurs at any time in the position of a Committee Chair, it shall be filled by the Board. The Board may remove and replace a Committee Chair at any time.

4.	Duties

The Chair of a Committee shall lead and oversee the applicable Committee to ensure it fulfills its mandate as set out in its terms of reference. In particular, the Chair of a Committee shall:

(a)	organize the Committee to function independently of management, including organizing in-camera sessions and other meetings without management;

(b)	foster ethical and responsible decision-making by the Committee and its members;

(c)	deal effectively with dissent and work constructively towards arriving at decisions and achieving consensus;

(d)	ensure that the Committee has an opportunity to meet without members of management present at regular intervals;

(e)	determine, in consultation with the Committee and management, the time and places of the meetings of the Committee;

(f)	manage the affairs of the Committee, including ensuring that the Committee is organized properly, functions effectively and meets its obligations and responsibilities;

(g)	co-ordinate with management and the secretary to the Committee to ensure that matters to be considered by the Committee are properly presented and given the appropriate opportunity for discussion;

(h)	provide advice and counsel to the President and/or CEO and other senior members of management in the areas covered by the Committee’s mandate;

(i)	preside as chair of each meeting of the Committee; and

(j)	communicate with all members of the Committee to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Committee.

F.	INDIVIDUAL DIRECTORS

Each Director (i) shall act honestly, in good faith and in the best interests of the Company and its shareholders and (ii) must exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, each Director shall have the following responsibilities:

1.	Responsibilities of Corporate Stewardship

Each Director has the responsibility to:

(a)	represent the best interests of the Company and its shareholders, assist in the maximization of shareholder value and work towards the long-term success of the Company;

(b)	advance the interests of the Company and the effectiveness of the Board by bringing his or her knowledge and experience to bear on the strategic and operational issues facing the Company;

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

(c)	provide constructive counsel to and oversight of management;

(d)	respect the confidentiality of information and matters pertaining to the Company;

(e)	maintain his or her independence, generally and as defined under applicable securities laws, and objectivity;

(f)	be available as a resource to the Board; and

(g)	fulfill the legal requirements and obligations of a director and shall develop a comprehensive understanding of the statutory and fiduciary roles of a director.

2.	Responsibilities of Integrity and Loyalty

Each Director has the responsibility to:

(a)	comply with the Company’s Code of Business Ethics;

(b)	disclose to the Secretary, prior to the beginning of his or her service on the Board, and thereafter as they arise, all actual and potential conflicts of interest; and

(c)	disclose to the Chair of the Board, in advance of any Board vote or discussion, if the Board or a committee of the Board is deliberating on a matter that may affect the Director’s interests or relationships outside the Company and abstain from discussion and/or voting on such matter as determined to be appropriate.

3.	Responsibilities of Diligence

Each Director has the responsibility to:

(a)	prepare for each Board and Committee meeting by reading the reports, minutes and background materials provided for the meeting;

(b)	attend in person the annual meeting of the Company and attend all meetings of the Board and all meetings of committees of the Board of which the Director is a member, in person or by telephone, video conference, or other communication facilities that permit all persons participating in the meeting to communicate with each other; and

(c)	as necessary and appropriate, communicate with the Chair of the Board and with the President and/or CEO between meetings, including to provide advance notice of the Director’s intention to introduce significant and previously unknown information at a Board meeting.

4.	Responsibilities of Effective Communication

Each Director has the responsibility to:

(a)	participate fully and frankly in the deliberations and discussions of the Board;

(b)	encourage free and open discussion of the Company’s affairs by the Board;

(c)	establish an effective, independent and respected presence and a collegial relationship with other Directors;

(d)	focus inquiries on issues related to strategy, policy, and results;

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

(e)	respect the President and CEO’s role as the chief spokesperson for the Company and participate in external communications only at the request of, with the approval of, and in coordination with, the Chair, the President and the CEO;

(f)	communicate with the Chair of the Board and other Directors between meetings when appropriate;

(g)	maintain an inquisitive attitude and strive to raise questions in an appropriate manner and at proper times; and

(h)	think, speak and act in a reasoned, independent manner.

5.	Responsibilities of Committee Work

Each Director has the responsibility to:

(a)	participate on committees and become knowledgeable about the purpose and goals of each committee; and

(b)	understand the process of committee work and the role of management and staff supporting the committee.

6.	Responsibilities of Knowledge Acquisition

Each Director has the responsibility to:

(a)	become generally knowledgeable about the Company’s business and its industry;

(b)	participate in Director orientation and education programs developed by the Company from time to time;

(c)	maintain an understanding of the regulatory, legislative, business, social and political environments within which the Company operates;

(d)	become acquainted with the senior officers and key management personnel; and

(e)	gain and update his or her knowledge about the Company’s facilities and visit these facilities when appropriate.

G.	OUTSIDE CONSULTANTS OR ADVISORS

At the Company’s expense, the Board may retain, when it considers it necessary or desirable, outside consultants or advisors to advise the Board independently on any matter. The Board shall have the sole authority to retain and terminate any such consultants or advisors, including sole authority to review a consultant’s or advisor’s fees and other retention terms.

Dated: February 27, 2012

Amended and restated: October 23, 2012, with effect from December 1, 2012

Amended and restated: December 5, 2014

Amended and restated: December 15, 2016

Amended and restated: December 19, 2020

Amended and restated: July 23, 2025

Appendix A Board Mandate	Trilogy Metals Inc. Management Information Circular 2026

BOARD OF DIRECTORS CALENDAR OF ACTIVITIES

Matter	Year end	Q1	Q2	Q3	Budget/ Strategy

Business to be conducted at each meeting:

•      Approve minutes of previous meetings

•      Review Action Items

•      President’s Report: Operations, Corporate Development & Strategic Update

•      Review of Financial Results Year to Date & Annual Forecast

•     Approval of Audit Committee Report, Approval of Annual/Interim Financial Statements, MD&A and Press Release

•      Investor Relations Report

•      Approval of Stock Option Grants (as necessary)

•      In-Camera Meeting of Independent Directors

	X	X	X	X	X
Approve Reports and Recommendations from: • Corporate Governance & Compensation Committee • EHST Committee	X	X	X	X	X
Review of CEO Performance and Approval of Compensation for CEO and Senior Officers	X
43-101 Report (as necessary for material projects)	X	X	X	X	X
Approval of Annual Information Form and Annual Report on Form 10-K	X
Approve Record Date and Date for Annual Meeting	X
Approval of Management Information Circular • Approve Nominees for Directors and Appointment of Auditors		X
Appointment of Committees		X
Appointment of Officers		X
Director Education Sessions, as needed	X	X	X	X	X
Review Terms of Reference and Calendar of Activities				X
Approve Strategic Plan					X
Approve Capital and Operating Budgets and Financial Plan					X
Risk Management Review • Review of Delegation of Authority					X

Business to be conducted at each meeting:

•      Approve minutes of previous meetings

•      Review Action Items

•      President’s Report: Operations, Corporate Development & Strategic Update

•      Review of Financial Results Year to Date & Annual Forecast

	X	X	X	X	X

Approval of Audit Committee Report, Approval of Annual/Interim Financial Statements, MD&A and Press Release

•      Investor Relations Report

•      Approval of Stock Option Grants (as necessary)

•      In-Camera Meeting of Independent Directors

Approve Reports and Recommendations from: • Corporate Governance & Compensation Committee • EHST Committee	X	X	X	X	X
Review of CEO Performance and Approval of Compensation for CEO and Senior Officers	X
43-101 Report (as necessary for material projects)	X	X	X	X	X
Approval of Annual Information Form and Annual Report on Form 10-K	X
Approve Record Date and Date for Annual Meeting		X
Approval of Management Information Circular • Approve Nominees for Directors and Appointment of Auditors		X
Appointment of Committees		X
Appointment of Officers	X
Director Education Sessions, as needed	X	X	X	X	X
Review Terms of Reference and Calendar of Activities	X
Approve Strategic Plan					X
Approve Capital and Operating Budgets and Financial Plan					X
Risk Management Review • Review of Delegation of Authority					X

TRILOGY METALS INC. 320 Bay Street, 14th Floor Toronto, ON M5H 4A6 www.computershare.com Security Class Holder Account Number Form of Proxy - Annual General Meeting to be held on May 13, 2026 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 am, Vancouver Time, on May 11, 2026. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. To Receive Documents Electronically • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER ------- Fold ------- Fold

------- Fold ------- Fold Appointment of Proxyholder I/We being holder(s) of securities of Trilogy Metals Inc. (the “Company”) hereby appoint: Elaine Sanders, or failing this person, Trisha Robertson, or failing this person, Tony Giardini (the "Management Nominees") OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company to be held at Suite 901 – 510 Burrard Street, Vancouver, British Columbia on May 13, 2026 at 10:00 am and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Tony Giardini For Withhold 02. James Gowans For Withhold 03. William Hayden For Withhold 04. William Iggiagruk Hensley 05. Gregory Lang 06. Janice Stairs 07. Diana Walters 2. Appointment of Auditors Appointment of PricewaterhouseCoppers LLP as Auditors of the Company for the ensuing year and authorizing the Audit Committee to fix their remuneration. For Withhold 3. Non-Binding Advisory Vote on Executive Compensation To consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company's Named Executive Officers. For Against Abstain Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. Signature(s) Date Signing Capacity Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. Information Circular - Mark this box if you would like to receive the Information Circular by mail for the next securityholders' meeting. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. N V K Q 3 8 2 4 4 5 A R 1